Exhibit 3.1

AMENDMENT NO. 1
TO
THE FIRST AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
EMERGE ENERGY SERVICES LP

This Amendment No. 1 (this “Amendment”) to the First Amended and Restated Agreement of Limited Partnership of Emerge Energy Services LP, a Delaware limited partnership (the “Partnership”), dated as of May 14, 2013 (as so amended, the “Partnership Agreement”), is entered into effective as of August 15, 2016 at the direction of Emerge Energy Services GP LLC, as the general partner of the Partnership (the “General Partner”), pursuant to authority granted to it in Section 13.1 of the Partnership Agreement.  Capitalized terms used but not defined herein have the meanings ascribed to them in the Partnership Agreement.

RECITALS

WHEREAS, Section 5.4(a) of the Partnership Agreement provides that the Partnership may issue additional Partnership Interests for any Partnership purpose at any time and from time to time to such Persons and for such consideration and on such terms and conditions as shall be established by the General Partner in its sole discretion, all without the approval of any Limited Partners;

WHEREAS, Section 5.4(b) of the Partnership Agreement provides that the Partnership Interests authorized to be issued by the Partnership pursuant to Section 5.4(a) may be issued in one or more classes, or one or more series of any such classes, with such designations, preferences, rights, powers and duties (which may be senior to existing classes and series of Partnership Interests) as shall be fixed by the General Partner in the exercise of its sole discretion;

WHEREAS, Section 13.1(g) of the Partnership Agreement provides that the General Partner, without the approval of any Limited Partners, may amend any provision of the Partnership Agreement that, in the discretion of the General Partner, is necessary or advisable in connection with the creation, authorization or issuance of any class or series of Partnership Interests pursuant to Section 5.4 of the Partnership Agreement; and

WHEREAS, the General Partner deems it advisable and in the best interest of the Partnership to effect this Amendment to provide for (i) the creation of a new class of Units to be designated as Series A Preferred Units and to fix the preferences and the relative participating, optional and other special rights, powers and duties pertaining to the Series A Preferred Units, including, without limitation, the conversion of the Series A Preferred Units into Common Units in accordance with the terms described herein, (ii) the issuance of the Series A Preferred Units to the Series A Preferred Purchaser pursuant to the Series A Preferred Purchase Agreement and (iii) such other matters as are provided herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements contained herein, the General Partner does hereby amend the Partnership Agreement as follows:

A.                                    Amendment.  The Partnership Agreement is hereby amended as follows:

1.                                      Article I is hereby amended to add or restate, as applicable, the following definitions in the appropriate alphabetical order:

“Additional Amount” means, as of the applicable date of determination, with respect to each Series A Preferred Unit, all declared and unpaid distributions on such Series A Preferred Unit.

“Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance or sale (or deemed issuance or sale in accordance with Section 5.8(i)(i)) of Common Units (other than rights of the type described in Section 5.8(h)) that could result in a decrease in the net consideration received by the Partnership in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights).

“Amendment” has the meaning given to such term in the introductory paragraph.

“Applicable Price” has the meaning given to such term in Section 5.8(i)(i).

“Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Series A Preferred Closing Date, directly or indirectly managed or advised by a Series A Preferred Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of such Series A Preferred Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with such Series A Preferred Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Partnership’s Common Units would or could be aggregated with such Series A Preferred Holder’s and the other Attribution Parties for purposes of Section 13(d) of the Securities Exchange Act.  For clarity, the purpose of the foregoing is to subject collectively such Series A Preferred Holder and all other Attribution Parties to the Maximum Percentage.

“Automatic Conversion” has the meaning given to such term in Section 5.8(c)(i).

“Automatic Conversion Date” has the meaning given to such term in Section 5.8(c)(i).

“Automatic Conversion Price” has the meaning given to such term in Section 5.8(c)(i).

“Automatic Conversion Units” has the meaning given to such term in Section 5.8(c)(i).

“Bankruptcy Redemption Price” has the meaning given to such term in Section 5.8(g)(i).

“Bankruptcy Triggering Events” means each of the following events:

(a)                                 bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for the relief of debtors shall be instituted by or against the Partnership or any Subsidiary and, if instituted against the Partnership or any Subsidiary by a third party, shall not be dismissed within thirty (30) days of their initiation;

(b)                                 the commencement by the Partnership or any Subsidiary of a voluntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree, order, judgment or other similar document in respect of the Partnership or any Subsidiary in an involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal, state or foreign law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or any Subsidiary or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the execution of a composition of debts, or the occurrence of any other similar federal, state or foreign proceeding, or the admission by it in writing of its inability to pay its debts generally as they become due, the taking of corporate action by the Partnership or any Subsidiary in furtherance of any such action or the taking of any action by any Person to commence a Uniform Commercial Code foreclosure sale or any other similar action under federal, state or foreign law; or

(c)                                  the entry by a court of (A) a decree, order, judgment or other similar document in respect of the Partnership or any Subsidiary of a voluntary or involuntary case or proceeding under any applicable federal, state or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree, order, judgment or other similar document adjudging the Partnership or any Subsidiary as bankrupt or insolvent, or approving as properly filed a petition seeking liquidation, reorganization, arrangement, adjustment or composition of or in respect of the Partnership or any Subsidiary under any applicable federal, state or foreign law or (C) a decree, order, judgment or other similar document appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Partnership or any Subsidiary or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree, order, judgment or other similar document or any such other decree, order, judgment or other similar document unstayed and in effect for a period of thirty (30) consecutive days.

“Black Scholes Consideration Value” means the value of the applicable Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per Unit equal to the Closing Sale Price of the Common Units on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of such Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be), (iii) a zero cost of borrow and (iv) an expected volatility equal to the greater of 100% and the 30 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the date of issuance of such Option, Convertible Security or Adjustment Right (as the case may be).

“Blocked Conversion Units” has the meaning given to such term in Section 5.8(c)(ii).

“Blocked Distribution” has the meaning given to such term in Section 5.8(d)(ii).

“Blocked Units” has the meaning given to such term in Section 5.8(c)(ii).

“Bloomberg” means Bloomberg, L.P.

“Buy-In Price” has the meaning given to such term in Section 5.8(b)(iii)(B).

“Change of Control” means any Fundamental Transaction other than (i) any merger of the Partnership, the General Partner or any of their, direct or indirect, wholly-owned Subsidiaries with or into any of the foregoing Persons, (ii) any reorganization, recapitalization or reclassification of the Common Units in which holders of the ability to appoint the Board of Directors immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to be, in all material respects, such holders of the voting power after such reorganization, recapitalization or reclassification and holders of the Common Units hold publicly traded securities, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of organization of the Partnership or any of its Subsidiaries.

“Change of Control Conversion” has the meaning given to such term in Section 5.8(b)(vi)(A).

“Change of Control Conversion Amount” has the meaning given to such term in Section 5.8(b)(vi)(A).

“Change of Control Conversion Date” has the meaning given to such term in Section 5.8(b)(vi)(A).

“Change of Control Conversion Price” has the meaning given to such term in Section 5.8(b)(vi)(A).

“Change of Control Date” has the meaning given to such term in Section 5.8(g)(ii).

“Change of Control Notice” has the meaning given to such term in Section 5.8(g)(ii).

“Change of Control Period Termination Date” has the meaning given to such term in Section 5.8(b)(vi)(A).

“Change of Control Redemption Date” has the meaning given to such term in Section 5.8(g)(ii).

“Change of Control Redemption Notice” has the meaning given to such term in Section 5.8(g)(ii).

“Change of Control Redemption Premium” means 125%.

“Change of Control Redemption Price” has the meaning given to such term in Section 5.8(g)(ii).

“Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price (as the case may be) then the last bid price or last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price (as the case may be) of such security on such date shall be the fair market value as mutually determined by the Partnership and the Required Holder. If the Partnership and the Required Holders are unable to agree upon the fair market value of such security, then such dispute shall be resolved in accordance with the procedures in Section

5.8(p). All such determinations shall be appropriately adjusted for any Unit splits, Unit distributions, Unit combinations, recapitalizations or other similar transactions during such period.

“Common Unit” means a Unit representing, when Outstanding, a fractional part of the Partnership Interests of all Limited Partners, and having the rights and obligations specified with respect to Common Units in this Agreement.  A Series A Preferred Unit shall not constitute a Common Unit until the Conversion Date.

“Conversion Amount” has the meaning given to such term in Section 5.8(b)(ii)(A).

“Conversion Date” means, with respect to each Series A Preferred Unit, the date on which the Partnership has completed the conversion of such Series A Preferred Unit pursuant to Section 5.8(b).

“Conversion Failure” has the meaning given to such term in Section 5.8(b)(iii)(B).

“Conversion Notice” has the meaning given to such term in Section 5.8(b)(iii)(A).

“Conversion Price” has the meaning given to such term in Section 5.8(b)(ii)(B).

“Conversion Rate” has the meaning given to such term in Section 5.8(b)(ii).

“Convertible Securities” means any unit, stock or other security (other than Options) that is at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, any Common Units.

“CPLR” has the meaning given to such term in Section 5.8(p)(ii).

“Dilutive Issuance” has the meaning given to such term in Section 5.8(i)(i).

“Dispute Submission Deadline” has the meaning given to such term in Section 5.8(p)(i)(B).

“Eligible Market” means the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Select Market, the Nasdaq Global Market or the Principal Market.

“Equity Conditions” means, with respect to an given date of determination: (i) on each day during the period beginning thirty calendar days prior to such applicable date of determination and ending on and including such applicable date of determination (or, with respect to the First Automatic Conversion Date, during the period beginning on the Registration Date and ending on and including the First Automatic Conversion Date) either (x) one or more Registration Statements filed pursuant to the Registration Rights Agreement shall be effective and the prospectus contained therein shall be available on such applicable date of determination (with, for the avoidance of doubt, any Common Units previously sold pursuant to such prospectus deemed unavailable) for the resale of all Common Units to be issued in connection with the event requiring this determination, as applicable, in the event requiring this determination at the applicable Automatic Conversion Price then in effect (without regard to any limitations on conversion set forth herein) (each, a “Required Minimum Securities Amount”), in each case, in accordance with the terms of the Registration Rights Agreement and there shall not have been during such period any Grace Periods (as defined in the Registration Rights Agreement) or (y) all Registrable Securities shall be eligible for sale pursuant to Rule 144 (as defined in the Series A Preferred Purchase Agreement) without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Series A Preferred Units and exercise of the Warrants) as set forth in a written opinion letter to such effect, addressed and acceptable to the Transfer Agent and the affected Series A

Preferred Holders, and no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing; (ii) on each day during the period beginning thirty calendar days prior to the applicable date of determination and ending on and including the applicable date of determination (the “Equity Conditions Measuring Period”), the Common Units (including all Registrable Securities) are listed or designated for quotation (as applicable) on an Eligible Market and shall not have been suspended from trading on an Eligible Market (other than suspensions of not more than two (2) days and occurring prior to the applicable date of determination due to business announcements by the Partnership) nor shall delisting or suspension by an Eligible Market have been threatened (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods) or reasonably likely to occur or pending as evidenced by (A) a writing by such Eligible Market or (B) the Partnership falling below the minimum listing maintenance requirements of the Eligible Market on which the Common Units are then listed or designated for quotation (as applicable); (iii) during the Equity Conditions Measuring Period, the Partnership shall have delivered all Common Units issuable upon conversion of the Preferred Units on a timely basis as set forth in Section 5.8(d) and all other securities required to be delivered by the Partnership on a timely basis as set forth in the other Series A Preferred Transaction Documents; (iv) any Common Units to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination) may be issued in full without violating Section 5.8(b)(iv) (after giving effect to any adjustment pursuant to Section 5.8(c)(ii) above); (v) any Common Units to be issued in connection with the event requiring determination (or issuable upon conversion of the Conversion Amount being redeemed in the event requiring this determination (without regards to any limitations on conversion set forth herein)) may be issued in full without violating the rules or regulations of the Eligible Market on which the Common Units are then listed or designated for quotation (as applicable); (vi) on each day during the Equity Conditions Measuring Period, no public announcement of a pending, proposed or intended Fundamental Transaction shall have occurred which has not been abandoned, terminated or consummated; (vii) the Partnership shall have no knowledge of any fact that would reasonably be expected to cause (1) any Registration Statement required to be filed pursuant to the Registration Rights Agreement to not be effective or the prospectus contained therein to not be available for the resale of the applicable Required Minimum Securities Amount of Registrable Securities in accordance with the terms of the Registration Rights Agreement or (2) any Registrable Securities to not be eligible for sale pursuant to Rule 144 under the Securities Act without the need for registration under any applicable federal or state securities laws (in each case, disregarding any limitation on conversion of the Series A Preferred Units and exercise of the Warrants) and no Current Information Failure exists or is continuing; (viii) none of the Series A Preferred Holders shall be in possession of any material, non-public information provided to any of them by the Partnership, any of its Subsidiaries or any of their respective affiliates, employees, officers, representatives, agents or the like; (ix) on each day during the Equity Conditions Measuring Period, the Partnership otherwise shall have been in compliance with each, and shall not have breached any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or materially breached any covenant or other term or condition of any Series A Preferred Transaction Document, including, without limitation, the Partnership shall not have failed to make any payment pursuant to any Series A Preferred Transaction Document; (x) on each day during the Equity Conditions Measuring Period, there shall not have occurred and there shall not exist a Triggering Event or an event that with the passage of time or giving of notice would constitute a Triggering Event; (xi) the issuance of the Required Minimum Securities Amount of Common Units as of such time of determination will not result in a Series A Preferred Uniformity Failure or, after giving effect to such conversion of Series A Preferred Units, cause a Warrant Uniformity Failure to exist (assuming, for such purpose, that all the Warrants are exercised as of such time of determination pursuant to a cash exercise without regard to any limitations on exercise set forth therein); and (xii) the Common Units issuable pursuant the event requiring the satisfaction of the Equity Conditions are duly authorized and listed and eligible for trading without restriction on an Eligible Market.

“Equity Conditions Failure” means, as of any date of determination, any of the Equity Conditions are not satisfied (or waived in writing by the applicable Series A Preferred Holder).

“Excess Units” has the meaning given to such term in Section 5.8(b)(iv).

“Exchange Rate” has the meaning given to such term in Section 5.8(q)(ii).

“Excluded Securities” means (i) Common Units or standard options to purchase Common Units issued to directors, officers or employees of the Partnership for services rendered to the Partnership in their capacity as such pursuant to the LTIP; provided that (A) all such issuances (taking into account the Common Units issuable upon exercise of such options) after the Subscription Date pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Units issued and Outstanding immediately prior to the Subscription Date and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of Units issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Buyers; (ii) Common Units issued upon the conversion or exercise of Convertible Securities (other than standard options to purchase Common Units issued pursuant to the LTIP that are covered by clause (i) above) issued prior to the Subscription Date; provided that the conversion price of any such Convertible Securities (other than standard options to purchase Common Units issued pursuant to the LTIP that are covered by clause (i) above) is not lowered, none of such Convertible Securities (other than standard options to purchase Common Units issued pursuant to the LTIP that are covered by clause (i) above) are amended to increase the number of units issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than standard options to purchase Common Units issued pursuant to the LTIP that are covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Buyers; (iii) the Common Units issuable upon conversion of the Series A Preferred Units or otherwise pursuant to the terms of this Amendment; provided that the terms of this Amendment are not amended, modified or changed on or after the Subscription Date (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the Subscription Date) and (iv) the Common Units issuable upon exercise of the Warrants; provided that the terms of the Warrant are not amended, modified or changed on or after the Subscription Date (other than anti-dilution adjustments pursuant to the terms thereof in effect as of the Series A Preferred Closing Date).

“First Automatic Conversion Date” has the meaning given to such term in Section 5.8(c)(i).

“Fundamental Transaction” means (A) that the Partnership shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Partnership is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Partnership or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Partnership to be subject to or have its Common Units be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least 66-2/3% of the Outstanding Units, or (iv) consummate a unit or stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby all such Subject Entities, individually or in the aggregate, acquire at least 66-2/3% of the Outstanding Units (including Units held by the General Partner and its Affiliates) voting as a single class, or (v) reorganize, recapitalize or reclassify its Common Units whereby one or more Subject Entities, individually or in the aggregate, acquire at least 66-2/3% of the Outstanding Units, (B) that the Partnership shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in Outstanding Common Units, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and Outstanding Common Units, (y) at least 50% of the aggregate ordinary voting power represented by issued and Outstanding Common Units not held by all such Subject Entities as of the date of this Warrant calculated as if any Common Units held by all such Subject Entities were not Outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and Outstanding Common Units or other equity securities of the Partnership sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other Unitholders of the Partnership to surrender their Common Units without approval of the Unitholders of the Partnership or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

“General Partner” has the meaning given to such term in the introductory paragraph.

“Judgment Conversion Date” has the meaning given to such term in Section 5.8(r)(i)(B).

“Judgment Currency” has the meaning given to such term in Section 5.8(r)(i).

“Liquidation Preference” means, with respect to each Series A Preferred Unit, the sum of the Stated Value plus all accrued and unpaid distributions on such Series A Preferred Unit to the date of dissolution of the Partnership.

“Market Price” means, as of any time of determination, the lower of (i) the VWAP of the Common Units on the Trading Day ended immediately preceding the time of determination, and (ii) the quotient of (x) the sum of the VWAP of the Common Units on each of the ten (10) consecutive Trading Days ending and including the Trading Day ended immediately preceding the time of determination, divided by (y) ten (10).

“Maximum Percentage” has the meaning given to such term in Section 5.8(b)(iv).

“New Issuance Price” has the meaning given to such term in Section 5.8(i)(i).

“Noncompensatory Option” has the meaning set forth in Treasury Regulation Section 1.721-2(f).

“Notice Failure” has the meaning given to such term in Section 5.8(b)(iii)(B).

“Options” means any rights, warrants or options to subscribe for or purchase Common Units or Convertible Securities.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Parity Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intend effects of the allocation of gains and losses as provided in this Agreement), ranks pari passu with the Series A Preferred Units.

“Partnership” has the meaning given to such term in the introductory paragraph.

“Partnership Agreement” has the meaning given to such term in the introductory paragraph.

“Primary Security” has the meaning given to such term in Section 5.8(i)(i)(D).

“Principal Market” means The New York Stock Exchange.

“Purchase Rights” has the meaning given to such term in Section 5.8(h)(i).

“Redemption Notices” means, collectively, the Triggering Events Redemption Notices and the Change of Control Redemption Notices, and each of the foregoing, individually, a “Redemption Notice.”

“Redemption Premium” means 125%.

“Redemption Prices” means, collectively, the Triggering Event Redemption Prices and the Change of Control Redemption Prices, and each of the foregoing, individually, a “Redemption Price.”

“Registration Date” means the earlier to occur of (i) the Effective Date (as defined in the Registration Rights Agreement (as defined in the Series A Preferred Purchase Agreement)) of a Registration Statement registering all of the Registrable Securities (as defined in the Registration Rights Agreement) and (ii) the later of (x) the initial date all of the Registrable Securities are eligible to be sold pursuant to Rule 144 and (y) the date no Current Information Failure (as defined in the Registration Rights Agreement) exists or is continuing.

“Registration Rights Agreement” means the Registration Rights Agreement, dated August 15, 2016, by and between the Partnership and the Series A Preferred Purchaser.

“Required Dispute Documentation” has the meaning given to such term in Section 5.8(p)(i)(B).

“Required Holders” mean the holders of at least a majority of the Outstanding Series A Preferred Units.

“Reported Outstanding Unit Number” has the meaning given to such term in Section 5.8(b)(iv).

“Second Automatic Conversion Date” has the meaning given to such term in Section 5.8(c)(i).

“Secondary Securities” has the meaning given to such term in Section 5.8(i)(i)(D).

“Senior Securities” means any class or series of Partnership Interests that, with respect to distributions on such Partnership Interests of cash or property and distributions upon liquidation of the Partnership (taking into account the intended effects of the allocation of gains and losses as provided in this Agreement), ranks senior to the Series A Preferred Units.

“Series A Preferred Closing Date” means the “Closing Date” as defined in the Series A Preferred Purchase Agreement.

“Series A Preferred Holder” means a holder of a Series A Preferred Unit.

“Series A Preferred Purchase Agreement” means the Securities Purchase Agreement, dated as of August 8, 2016, between the Partnership and the Series A Preferred Purchaser.

“Series A Preferred Purchaser” means SIG Strategic Investments, LLLP.

“Series A Preferred Transaction Documents” means the Series A Preferred Purchase Agreement, this Amendment, the Warrants and each of the other agreements and instruments entered into or delivered by the Partnership or any of the Holders in connection with the transactions contemplated by the Series A Preferred Purchase Agreement, all as may be amended from time to time in accordance with the terms thereof.

“Series A Preferred Uniformity Failure” has the meaning given to such term in Section 6.4(b).

“Series A Preferred Uniformity Failure Unit” has the meaning given to such term in Section 6.4(b).

“Series A Preferred Unit” means a Partnership Interest representing a fractional part of the Partnership Interests of all Limited Partners and assignees, and having the rights and obligations specified with respect to a Series A Preferred Unit in the Partnership Agreement, as amended by this Amendment.  A Series A Preferred Unit that is convertible into a Common Unit shall not constitute a Common Unit until such conversion occurs.

“Series A Preferred Unit Certificates” has the meaning given to such term in Section 5.8(b)(iii)(A).

“Series A Preferred Unit Price” means $1,000 per Series A Preferred Unit, subject to adjustment for Unit splits, Unit distributions, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Series A Preferred Closing Date with respect to the Series A Preferred Units.

“Stated Value” shall mean $1,000 per Unit, subject to adjustment for Unit splits, Unit distributions, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the Series A Preferred Closing Date with respect to the Series A Preferred Units.

“Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

“Triggering Event Conversion” has the meaning given to such term in Section 5.8(b)(v)(A).

“Triggering Event Conversion Amount” has the meaning given to such term in Section 5.8(b)(v)(A).

“Triggering Event Conversion Date” has the meaning given to such term in Section 5.8(b)(v)(A).

“Triggering Event Conversion Price” means, as of any Triggering Event Conversion Date, 75% of the lowest VWAP of the Common Units on any Trading Day during the period commencing on the date of occurrence of such Triggering Event through the applicable Triggering Event Period Termination

Date.  All such determinations to be appropriately adjusted for any Unit splits, Unit distributions, Unit combinations or other similar transaction during such measuring period.

“Triggering Event Period Termination Date” has the meaning given to such term in Section 5.8(b)(v)(A).

“Triggering Events” means each of the following events:

(a)                                 the failure of the initial Registration Statement required to be filed pursuant to the Registration Rights Agreement (as defined in the Series A Preferred Purchase Agreement) to be declared effective by the Commission on or prior to the 180th day after the Series A Preferred Closing Date and the Partnership does not meet the current public information requirements under Rule 144 in respect of the Registrable Securities (as defined under the Registration Rights Agreement);

(b)                                 if, during the Effectiveness Period (as defined in the Registration Rights Agreement), the effectiveness of a Registration Statement registering Registrable Securities lapses for more than an aggregate of 60 calendar days (which need not be consecutive calendar days) during any 12-month period, or the Holders shall not otherwise be permitted to resell Registrable Securities under the Registration Statement for more than an aggregate of 60 calendar days (which need not be consecutive calendar days) during any 12-month period;

(c)                                  the suspension from trading or failure of the Common Units to be trading or listed (as applicable) on an Eligible Market for a period of five (5) consecutive Trading Days;

(d)                                 the Partnership’s notice, written or oral, to any holder of Series A Preferred Units or Warrants, including, without limitation, by way of public announcement or through any of its agents, at any time, of its intention not to comply, as required, with a request for exercise of any Warrants for Warrant Units in accordance with the provisions of the Warrants or a request for conversion of any Series A Preferred Units into Common Units that is requested in accordance with the provisions of this Amendment, in each case other than pursuant to Section 5.8(b)(iv), Section 6.4(b) or Section 6.5;

(e)                                  the Partnership’s failure to pay to any Holder any amount when and as due under this Amendment (including, without limitation, the Partnership’s failure to pay any redemption payments or amounts hereunder), the Series A Preferred Purchase Agreement or any other Series A Preferred Transaction Document or any other agreement, document, certificate or other instrument delivered in connection with the transactions contemplated hereby and thereby (in each case, whether or not permitted pursuant to the Delaware Act), except, in the case of a failure to pay distributions when and as due, in each such case only if such failure remains uncured for a period of at least three (3) Trading Days;

(f)                                   the Partnership, on two or more occasions, either (A) fails to cure a Conversion Failure or a Delivery Failure (as defined in the Warrants) by delivery of the required number of Common Units within five (5) Trading Days after the applicable Conversion Date or Exercise Date (as defined in the Warrants) (as the case may be) or (B) fails to remove any restrictive legend on any certificate or any Common Units issued to such Holder upon conversion or exercise (as the case may be) of any Securities (as defined in the Series A Preferred Purchase Agreement) acquired by such Holder under the Series A Preferred Purchase Agreement as and when required by such Securities or the Series A Preferred Purchase Agreement, unless otherwise then prohibited by applicable federal securities laws, and any such failure remains uncured for at least five (5) Trading Days;

(g)                                  the occurrence of any default under, redemption of or acceleration prior to maturity of at least an aggregate of $10,000,000 of Indebtedness (as defined in the Series A Preferred Purchase Agreement) of the Partnership or any of its Subsidiaries;

(h)                                 any Bankruptcy Triggering Event occurs;

(i)                                     a final judgment or judgments for the payment of money aggregating in excess of $10,000,000 are rendered against the Partnership and/or any of its Subsidiaries and which judgments are not, within thirty (30) days after the entry thereof, bonded, discharged, settled or stayed pending appeal, or are not discharged within thirty (30) days after the expiration of such stay; provided, however, any judgment which is covered by insurance or an indemnity from a credit worthy party shall not be included in calculating the $10,000,000 amount set forth above so long as the Partnership provides each Holder a written statement from such insurer or indemnity provider (which written statement shall be reasonably satisfactory to each Holder) to the effect that such judgment is covered by insurance or an indemnity and the Partnership or such Subsidiary (as the case may be) will receive the proceeds of such insurance or indemnity within thirty (30) days of the issuance of such judgment;

(j)                                    other than as specifically set forth in another clause of this definition, the Partnership or any Subsidiary breaches any representation or warranty in any material respect (other than representations or warranties subject to material adverse effect or materiality, which may not be breached in any respect) or any covenant or other term or condition of any Series A Preferred Transaction Document, except, in the case of a breach of a covenant or other term or condition that is curable, only if such breach remains uncured for a period of five (5) consecutive Trading Days;

(k)                                 a false or inaccurate certification (including a false or inaccurate deemed certification) by the Partnership that either (A) the Equity Conditions are satisfied, (B) there has been no Equity Conditions Failure, or (C) as to whether any Triggering Event has occurred;

(l)                                     any Material Adverse Effect (as defined in the Series A Preferred Purchase Agreement) occurs;  or

(m)                             any provision of any Series A Preferred Transaction Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the parties thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Partnership or any Subsidiary or any governmental authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Partnership or any Subsidiary shall deny in writing that it has any liability or obligation purported to be created under any Series A Preferred Transaction Document.

“Unavailable Conversion Units” has the meaning given to such term in Section 5.8(b)(iii)(B).

“Unit” means a Partnership Interest that is designated as a “Unit” and shall include Common Units and Series A Preferred Units. A Warrant shall not constitute a Unit.

“Unit Delivery Deadline” has the meaning given to such term in Section 5.8(b)(iii)(A).

“U.S. Dollars” has the meaning given to such term in Section 5.8(q)(ii).

“Valuation Event” has the meaning given to such term in Section 5.8(i)(i)(D).

“Variable Price” has the meaning given to such term in Section 5.8(i)(iii).

“Variable Price Securities” has the meaning given to such term in Section 5.8(i)(iii).

“VWAP” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin Board of Directors for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Partnership and the Required Holders. All such determinations shall be appropriately adjusted for any Unit distribution, Unit split, Unit combination, recapitalization or other similar transaction during such period.

“Warrants” has the meaning ascribed to such term in the Series A Preferred Purchase Agreement, and shall include all warrants issued in exchange therefor or replacement thereof.

“Warrant Units” means, collectively, the Common Units issuable upon exercise of the Warrants.

“Warrant Uniformity Failure” has the meaning given to such term in Section 6.5.

“Warrant Uniformity Failure Unit” has the meaning given to such term in Section 6.5.

2.                                      Section 5.3(a) is hereby amended and restated as follows:

(a)                                 The Partnership shall maintain for each Partner (or a beneficial owner of Partnership Interests held by a nominee in any case in which the nominee has furnished the identity of such owner to the Partnership in accordance with Section 6031(c) of the Code or any other method acceptable to the General Partner) owning a Partnership Interest a separate Capital Account with respect to such Partnership Interest in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv).  For the avoidance of doubt, (i) the conversion feature of each Series A Preferred Unit shall be treated as a Noncompensatory Option, and each Record Holder of a Series A Preferred Unit shall be treated as a partner in the Partnership for federal income tax purposes and (ii) each Warrant shall be treated as a Noncompensatory Option but shall not be treated as exercised upon issuance, and, therefore, each Record Holder of a Warrant shall not be treated as a partner in the Partnership for federal income tax purposes until such Record Holder exercises such Warrant and receives a Warrant Unit.  The initial Capital Account attributable to the Common Units to be issued to the Underwriters pursuant to Section 5.1(d) shall equal the product of the number of Common Units so issued to the Underwriters and the Initial Unit Price for each such Common Unit (and the initial Capital Account balance attributable to each such Common Unit shall equal its Initial Unit Price).  The initial Capital Account balance in respect of each Series A Preferred Unit issued on the applicable date shall be the Series A Preferred Unit Price for such

Series A Preferred Unit. The Capital Account balance of each holder of Series A Preferred Units in respect of its Series A Preferred Units shall not be increased or decreased except as otherwise provided in this Agreement.  Thereafter, such Capital Account shall be increased by (i) the amount of all Capital Contributions made to the Partnership with respect to such Partnership Interest pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with Section 5.3(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1, and decreased by (x) the amount of cash or Net Agreed Value of all actual and deemed distributions of cash or property made with respect to such Partnership Interest and (y) all items of Partnership deduction and loss computed in accordance with Section 5.3(b) and allocated with respect to such Partnership Interest pursuant to Section 6.1.

3.                                      Section 5.3(d)(i) is hereby amended and restated as follows:

(d)                                 (i) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), on an issuance of additional Partnership Interests for cash or Contributed Property, the issuance of a Noncompensatory Option, the issuance of Partnership Interests as consideration for the provision of services or the conversion of the General Partner’s (and its Affiliates’) Combined Interest to Common Units pursuant to Section 11.3(b), the Capital Account of each Partner and the Carrying Value of each Partnership property immediately prior to such issuance shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, and any such Unrealized Gain or Unrealized Loss shall be treated, for purposes of maintaining Capital Accounts, as if it had been recognized on an actual sale of each such property for an amount equal to its fair market value immediately prior to such issuance and had been allocated among the Partners at such time pursuant to Section 6.1 in the same manner as any item of gain or loss actually recognized during such period would have been allocated; provided, however, that in the event of the issuance of a Partnership Interest pursuant to the exercise of a Noncompensatory Option where the right to share in Partnership capital represented by such Partnership Interest differs from the consideration paid to acquire and exercise such option, the Carrying Value of each Partnership property immediately after the issuance of such Partnership Interest shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property and the Capital Accounts of the Partners shall be adjusted in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(s); provided further, however, that in the event of an issuance of Partnership Interests for a de minimis amount of cash or Contributed Property, in the event of an issuance of a Noncompensatory Option to acquire a de minimis Partnership Interest, or in the event of an issuance of a de minimis amount of Partnership Interests as consideration for the provision of services, the General Partner may determine that such adjustments are unnecessary for the proper administration of the Partnership.  If, upon the occurrence of an event described in this Section 5.3(d), a Noncompensatory Option of the Partnership is outstanding, the Partnership shall adjust the Carrying Value of each Partnership property in accordance with Treasury Regulation Sections 1.704-1(b)(2)(iv)(f)(1) and 1.704-1(b)(2)(iv)(h)(2).  In determining such Unrealized Gain or Unrealized Loss, the aggregate fair market value of all Partnership property (including cash or cash equivalents) immediately prior to the issuance of additional Partnership Interests (or, in the case of an event described in this Section 5.3(d) resulting from the exercise of a Noncompensatory Option, immediately after the issuance of the Partnership Interest acquired pursuant to the exercise of such Noncompensatory Option if required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(1)) shall be determined by the General Partner using such method of valuation as it may adopt.  In making its determination of the fair market values of individual properties, the General Partner may determine that it is appropriate to first determine an aggregate value for the Partnership, based on the current trading price of the Common Units, taking fully into account the fair market value of the Partnership Interests of all Partners at such time, and then allocate such aggregate value among the individual properties of the Partnership (in such manner as it determines is appropriate).

4.                                      Article V is hereby amended to add a new Section 5.8 creating a new series of Units as follows:

Section 5.8  Establishment of Series A Preferred Units

(a)                                 General.  The General Partner hereby designates and creates a series of Units to be designated as “Series A Preferred Units” having the terms and conditions set forth herein.

(b)                                 Conversion of Series A Preferred Units. At any time after the Series A Preferred Closing Date, each Series A Preferred Unit shall be convertible into validly issued, fully paid and non-assessable Common Units (as defined below), on the terms and conditions set forth in this Section 5.8(b).

(i)                                     Series A Preferred Holder’s Conversion Right. Subject to the provisions of Section 5.8(b)(iv), at any time or times on or after the Series A Preferred Closing Date, each Series A Preferred Holder shall be entitled to convert any portion of the Outstanding Series A Preferred Units held by such Series A Preferred Holder into Common Units at the Conversion Rate.  The Partnership shall not issue any fraction of a Common Unit upon any conversion.  If the issuance would result in the issuance of a fraction of a Common Unit, the Partnership shall round such fraction of a Common Unit up to the nearest whole Unit. The Partnership shall pay any and all transfer, stamp, issuance and similar taxes, costs and expenses (including, without limitation, fees and expenses of the Transfer Agent) that may be payable with respect to the issuance and delivery of Common Units upon conversion of any Conversion Amount.

(ii)                                  Conversion Rate.  The number of Common Units issuable upon conversion of any Series A Preferred Unit pursuant to Section 5.8(b)(i) shall be determined by dividing (x) the Conversion Amount of such Series A Preferred Unit by (y) the Conversion Price (the “Conversion Rate”):

A)                                   “Conversion Amount” means, with respect to each Series A Preferred Unit, as of the applicable date of determination, the sum of (1) the Stated Value thereof plus (2) the Additional Amount thereon as of such date of determination.

B)                                   “Conversion Price” means, with respect to each Series A Preferred Unit, as of any Conversion Date or other date of determination, $10.15.

(iii)                               Mechanics of Conversion.  The conversion of each Series A Preferred Unit shall be conducted in the following manner:

A)                                   Optional Conversion.  To convert a Series A Preferred Unit into Common Units on any Conversion Date, a Series A Preferred Holder shall deliver (whether via facsimile, electronic mail or otherwise), for receipt on or prior to 11:59 p.m., New York time, on such date, a copy of an executed notice of conversion of the Series A Preferred Units subject to such conversion in the form attached hereto as Exhibit B (the “Conversion Notice”) to the Partnership. If required by Section 5.8(l)(iii), within three (3) Trading Days following a conversion of any such Series A Preferred Units as aforesaid, such Series A Preferred Holder shall surrender to a nationally recognized overnight delivery service for delivery to the Partnership the original certificates representing the Series A Preferred Units (the “Series A Preferred Unit Certificates”) so

converted as aforesaid (or an indemnification undertaking with respect to the Series A Preferred Units in the case of its loss, theft or destruction as contemplated by Section 5.8(l)(ii)).  On or before the first (1st) Trading Day following the date of receipt of a Conversion Notice, the Partnership shall transmit by facsimile or electronic mail an acknowledgment of confirmation, in the form attached hereto as Exhibit C, of receipt of such Conversion Notice to such Series A Preferred Holder and the Transfer Agent, which confirmation shall constitute an instruction to the Transfer Agent to process such Conversion Notice in accordance with the terms herein. On or before the third (3rd) Trading Day following the date of receipt of a Conversion Notice (or such earlier date as required pursuant to the 1934 Act or other applicable law, rule or regulation for the settlement of a trade initiated on the applicable Conversion Date of such Common Units issuable pursuant to such Conversion Notice) (the “Unit Delivery Deadline”), the Partnership shall (1) provided that the Transfer Agent is participating in DTC’s Fast Automated Securities Transfer Program, credit such aggregate number of Common Units to which such Series A Preferred Holder shall be entitled to such Series A Preferred Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (2) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver (via reputable overnight courier) to the address as specified in such Conversion Notice, a certificate, registered in the name of such Series A Preferred Holder or its designee, for the number of Common Units to which such Series A Preferred Holder shall be entitled. If the number of Series A Preferred Units represented by the Series A Preferred Unit Certificate(s) submitted for conversion pursuant to Section 5.8(l)(iii) is greater than the number of Series A Preferred Units being converted, then the Partnership shall, as soon as practicable and in no event later than three (3) Trading Days after receipt of the Series A Preferred Unit Certificate(s) and at its own expense, issue and deliver to such Series A Preferred Holder (or its designee) a new Series A Preferred Unit Certificate (in accordance with Section 5.8(l)(iv)) representing the number of Series A Preferred Units not converted.  The Person or Persons entitled to receive the Common Units issuable upon a conversion of Series A Preferred Units shall be treated for all purposes as the record holder or holders of such Common Units on the Conversion Date.  Notwithstanding anything to the contrary contained in this Amendment or the Registration Rights Agreement, after the effective date of the Registration Statement (as defined in the Registration Rights Agreement) and prior to any Series A Preferred Holder’s receipt of the notice of a Grace Period (as defined in the Registration Rights Agreement), the Partnership shall cause the Transfer Agent to deliver unlegended Common Units to such Series A Preferred Holder (or its designee) in connection with any sale of Registrable Securities (as defined in the Registration Rights Agreement) with respect to which such Series A Preferred Holder has entered into a contract for sale, and delivered a copy of the prospectus included as part of the particular Registration Statement to the extent applicable, and for which such Series A Preferred Holder has not yet settled.

B)                                   Partnership’s Failure to Timely Convert.  If the Partnership shall fail, for any reason or for no reason, on or prior to the applicable Unit Delivery Deadline, either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, to issue and deliver to a Series A Preferred Holder (or its designee) a certificate for the number of Common Units to which such Series A Preferred Holder is entitled and register such Common Units on the Partnership’s Unit register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the balance account of such Series A Preferred Holder or such Series A Preferred Holder’s designee with DTC for such number of Common Units to which such Series A Preferred Holder is entitled upon such Series A Preferred Holder’s conversion of Series A Preferred Units (as the case may be) or (II) if the Registration Statement covering the resale of the Common Units that are the subject of the Conversion Notice (the “Unavailable Conversion Units”) is not available for the resale of such Unavailable Conversion Units and the Partnership fails to promptly, but in no event later than as required pursuant to the Registration Rights Agreement (x) so notify such Series A Preferred Holder and (y) deliver the Common Units electronically without any restrictive legend by crediting such aggregate number of Common Units to which such Series A Preferred Holder is entitled pursuant to such exercise to such Series A Preferred Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, a “Conversion Failure”), and if on or after such Unit Delivery Deadline such Series A Preferred Holder purchases (in an open market transaction or otherwise) Common Units to deliver in satisfaction of a sale by such Series A Preferred Holder of all or any portion of the number of Common Units issuable upon such conversion that such Series A Preferred Holder so is entitled to receive from the Partnership, then, in addition to all other remedies available to such Series A Preferred Holder, the Partnership shall, within three (3) Business Days after receipt of such Series A Preferred Holder’s request and in such Series A Preferred Holder’s discretion, either: (I) pay cash to such Series A Preferred Holder in an amount equal to such Series A Preferred Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the Common Units so purchased (including, without limitation, by any other Person in respect, or on behalf, of such Series A Preferred Holder) (the “Buy-In Price”), at which point the Partnership’s obligation to so issue and deliver such certificate or credit such Series A Preferred Holder’s balance account with DTC for the number of Common Units to which such Series A Preferred Holder is entitled upon such Series A Preferred Holder’s conversion hereunder (as the case may be) (and to issue such Common Units) shall terminate, or (II) promptly honor its obligation to so issue and deliver to such Series A Preferred Holder a certificate or certificates representing such Common Units or credit such Series A Preferred Holder’s balance account with DTC for the number of Common Units to which such Series A Preferred Holder is entitled upon such Series A Preferred Holder’s conversion hereunder (as the case may be) and pay cash to such Series A Preferred Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (x) such number of Common Units multiplied by (y) the lowest Closing Sale Price of the Common Units on any Trading Day during the period commencing on the date of the applicable Conversion Notice and ending on the date of such issuance and payment under this clause (II).

C)                                   Pro Rata Conversion; Disputes. In the event that the Partnership receives a Conversion Notice from more than one Series A Preferred Holder for the same Conversion Date and the Partnership can convert some, but not all, of such Series A Preferred Units submitted for conversion, the Partnership shall convert from each Series A Preferred Holder electing to have Series A Preferred Units converted on such date a pro rata amount of such Series A Preferred Holder’s Series A Preferred Units submitted for conversion on such date based on the number of Series A Preferred Units submitted for conversion on such date by such Series A Preferred Holder relative to the aggregate number of Series A Preferred Units submitted for conversion on such date. In the event of a dispute as to the number of Common Units issuable to a Series A Preferred Holder in connection with a conversion of Series A Preferred Units, the Partnership shall issue to such Series A Preferred Holder the number of Common Units not in dispute and resolve such dispute in accordance with Section 5.8(p).

(iv)                              Limitation on Beneficial Ownership. The Partnership shall not effect the conversion of any of the Series A Preferred Units held by a Series A Preferred Holder, and such Series A Preferred Holder shall not have the right to convert any of the Series A Preferred Units held by such Series A Preferred Holder pursuant to the terms and conditions of this Amendment and any such conversion shall be null and void and treated as if never made, to the extent that after giving effect to such conversion, such Series A Preferred Holder together with the other Attribution Parties collectively would beneficially own in excess of 4.99% (the “Maximum Percentage”) of the Common Units Outstanding immediately after giving effect to such conversion.  For purposes of the foregoing sentence, the aggregate number of Common Units beneficially owned by such Series A Preferred Holder and the other Attribution Parties shall include the number of Common Units held by such Series A Preferred Holder and all other Attribution Parties plus the number of Common Units issuable upon conversion of the Series A Preferred Units with respect to which the determination of such sentence is being made, but shall exclude Common Units which would be issuable upon (A) conversion of the remaining, nonconverted Series A Preferred Units beneficially owned by such Series A Preferred Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Partnership (including, without limitation, any convertible notes, convertible preferred Units or warrants, including the Warrants) beneficially owned by such Series A Preferred Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 5.8(b)(iv).  For purposes of this Section 5.8(b)(iv), beneficial ownership shall be calculated in accordance with Section 13(d) of the 1934 Act.  For purposes of determining the number of Outstanding Common Units a Series A Preferred Holder may acquire upon the conversion of such Series A Preferred Units without exceeding the Maximum Percentage, such Series A Preferred Holder may rely on the number of Outstanding Common Units as reflected in (x) the Partnership’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the SEC, as the case may be, (y) a more recent public announcement by the Partnership or (z) any other written notice by the Partnership or the Transfer Agent, if any, setting forth the number of Common Units Outstanding (the “Reported Outstanding Unit Number”).  If the Partnership receives a Conversion Notice from a Series A Preferred Holder at a time when the actual number of Outstanding Common Units is less than the Reported Outstanding Unit Number, the Partnership shall notify such Series A Preferred Holder in writing of the number of Common Units then Outstanding and, to the extent that such Conversion Notice would otherwise cause such Series A Preferred Holder’s beneficial ownership, as determined pursuant to this Section 5.8(b)(iv), to exceed the Maximum Percentage, such Series A Preferred Holder must notify the Partnership of a reduced number of Common Units to be purchased pursuant to such Conversion Notice.  For any reason at any time, upon the written or oral request of any Series A Preferred Holder, the Partnership shall within one (1) Business Day confirm orally and in writing or by electronic mail to such Series A Preferred Holder the number of Common Units then Outstanding.  In any case, the number of Outstanding Common Units shall be determined after giving effect to the conversion or exercise of securities of the Partnership, including such Series A Preferred Units, by such Series A Preferred Holder and any other Attribution Party since the date as of which the Reported Outstanding Unit Number was reported.  In the event that the issuance of Common Units to a Series A Preferred Holder upon conversion of such Series A Preferred Units results in such Series A Preferred Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of Outstanding Common Units (as determined under Section 13(d) of the 1934 Act), the number of Units so issued by which such Series A Preferred Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Units”) shall be deemed null and void and shall be cancelled ab initio, and such Series A Preferred Holder shall not have the power to vote or to transfer the Excess Units. Upon delivery of a written notice to the Partnership, any Series A Preferred Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage of such Series A Preferred Holder to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Partnership and (ii) any such increase or decrease will apply only to such Series A Preferred Holder and the other Attribution Parties and not to any other Series A Preferred Holder.  For purposes of clarity, the Common Units issuable to a Series A Preferred Holder pursuant to the terms of this Amendment in excess of the Maximum Percentage shall not be deemed to be beneficially owned by such Series A Preferred Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act.  No prior inability to convert such Series A Preferred Units pursuant to this paragraph shall have any effect on the applicability of the provisions of this paragraph with respect to any subsequent determination of convertibility. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 5.8(b)(iv) to the extent necessary to correct this paragraph (or any portion of this paragraph) which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 5.8(b)(iv) or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitation contained in this paragraph may not be waived and shall apply to a successor holder of such Series A Preferred Units.

(v)                                 Triggering Event Conversion.

A)                                   Subject to Section 5.8(b)(iv), at any time during the period commencing on the date of the occurrence of a Triggering Event and ending on the later to occur of (x) the date of the cure of such Triggering Event and (y) twenty (20) Trading Days after the date the Partnership delivers written notice to the Series A Preferred Holders of the occurrence of such Triggering Event (such later date, the “Triggering Event Period Termination Date”), a Series A Preferred Holder may, at such Series A Preferred Holder’s option, by delivery of a Conversion Notice to the Partnership (the date of any such Conversion Notice, each an “Triggering Event Conversion Date”), convert all, or any number of Series A Preferred Units (such Conversion Amount of the Series A Preferred

Units to be converted pursuant to this Section 5.8(b)(v), the “Triggering Event Conversion Amount”) into Common Units at the Triggering Event Conversion Price (each, a “Triggering Event Conversion”).

B)                                   On any Triggering Event Conversion Date, a Series A Preferred Holder may voluntarily convert any Triggering Event Conversion Amount pursuant to Section 5.8(b)(iii) (with “Triggering Event Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Triggering Event Conversion and “Redemption Premium of the Conversion Amount” replacing “Conversion Amount” in clause (x) of the definition of Conversion Rate above with respect to such Triggering Event Conversion) by designating in the Conversion Notice delivered pursuant to this Section 5.8(b)(v) of this Amendment that such Series A Preferred Holder is electing to use the Triggering Event Conversion Price for such conversion.  Notwithstanding anything to the contrary in this Section 5.8(b)(v), but subject to Section 5.8(b)(iv), until the Partnership delivers Common Units representing the applicable Triggering Event Conversion Amount to such Series A Preferred Holder, such Triggering Event Conversion Amount may be converted by such Series A Preferred Holder into Common Units pursuant to Section 5.8(b)(iv) without regard to this Section 5.8(b)(v).

(vi)                              Change of Control Conversion.

A)                                   Subject to Section 5.8(b)(iv), at any time during the period beginning after a Series A Preferred Holder’s receipt of a Change of Control Notice (as defined below) or such Series A Preferred Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Series A Preferred Holder and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice (such later date, the “Change of Control Period Termination Date”), a Series A Preferred Holder may, at such Series A Preferred Holder’s option, by delivery of a Conversion Notice to the Partnership (the date of any such Conversion Notice, each an “Change of Control Conversion Date”), convert all, or any number of Series A Preferred Units (such Conversion Amount of the Series A Preferred Units to be converted pursuant to this Section 5.8(b)(vi), the “Change of Control Conversion Amount” and each such conversion, a “Change of Control Conversion”) into Common Units at the lower of (x) the Conversion Price then in effect and (y) 90% of the Market Price as of the applicable Change of Control Conversion Date (each, a “Change of Control Conversion Price”).

B)                                   On any Change of Control Conversion Date, a Series A Preferred Holder may voluntarily convert any Change of Control Conversion Amount pursuant to Section 5.8(b)(iii) (with “Change of Control Conversion Price” replacing “Conversion Price” for all purposes hereunder with respect to such Change of Control Conversion) by designating in the Conversion Notice delivered pursuant to this Section 5.8(b)(vi) of this Amendment that such Series A Preferred Holder is electing to use the Change of Control Conversion Price for such conversion.  Notwithstanding anything to the contrary in this Section 5.8(b)(vi), but subject to Section 5.8(b)(iv), until the Partnership delivers Common Units representing the applicable Change of Control Conversion

Amount to such Series A Preferred Holder, such Change of Control Conversion Amount may be converted by such Series A Preferred Holder into Common Units pursuant to Section 5.8(b)(iii) without regard to this Section 5.8(b)(vi).

(vii)                           Upon conversion, the rights of a holder of converted Series A Preferred Units as a Series A Preferred Holder shall cease with respect to such converted Series A Preferred Units, including any rights under this Agreement with respect to Series A Preferred Holders, and such Person shall continue to be a Limited Partner and have the rights of a holder of Common Units under this Agreement.  Each Series A Preferred Unit shall, upon its Conversion Date, be deemed to be transferred to, and cancelled by, the Partnership in exchange for the issuance of the Common Unit(s) into which such Series A Preferred Unit converted.  Notwithstanding the foregoing, as the result of a conversion, a holder shall not lose or relinquish any claims or rights of action such holder may then or thereafter have as a result of such holder’s ownership of the converted Series A Preferred Units.

(viii)                        All Common Units delivered upon conversion of the Series A Preferred Units in accordance with this Section 5.8(b) shall be (1) newly issued, (2) duly authorized, validly issued fully paid and non-assessable Limited Partner Interests in the Partnership, except as such non-assessability may be affected by Section 17-607 or 17-804 of the Delaware Act, and shall be free from preemptive rights and free of any lien, claim, rights or encumbrances, other than those arising under the Delaware Act or the Partnership Agreement, as amended by this Amendment, and (3) with respect to Common Units delivered upon a conversion in accordance with Section 5.8(b)(ii) or (iii), either registered for public resale under the Securities Act pursuant to an effective registration statement that is then-available for the resale of such Common Units or eligible for resale pursuant to Rule 144 either at a time no Current Public Information Failure (as defined in the Registration Rights Agreement) exists or at a time such Common Units are eligible for resale pursuant to Rule 144 without restriction (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable).

(ix)                              The Partnership shall comply with all applicable securities laws regulating the offer and delivery of any Common Units upon conversion of Series A Preferred Units and, if the Common Units are then listed or quoted on the New York Stock Exchange or any other National Securities Exchange or other market shall list or cause to have quoted and keep listed and quoted the Common Units issuable upon conversion of the Series A Preferred Units to the extent permitted or required by the rules of such exchange or market.

(c)                                  Automatic Conversion.

(i)                                     General.  Subject to Section 5.8(b)(iv), on each of (x) the tenth (10th) Trading Day after the Registration Date (the “First Automatic Conversion Date”) and (y) the tenth (10th) Trading Day after the ninetieth (90th) calendar day after the First Automatic Conversion Date (the “Second Automatic Conversion Date” and, together with the First Automatic Conversion Date, each an “Automatic Conversion Date”), so long as no Triggering Event has occurred and is continuing (unless waived by the applicable Series A Preferred Holder) and no Equity Conditions Failure then exists, 50% of the Series A Preferred Units initially purchased by such Series A Preferred Holder (as adjusted downward on a Unit-by-Unit basis for any Series A Preferred Units converted by such Series A Preferred Holder into Common Units on or prior to such date) (the “Automatic Conversion Units”) shall automatically convert into fully paid, validly issued and nonassessable Common Units at a conversion price equal to the lower of (x) the Conversion Price then in effect and (y) 90% of the Market Price as of the applicable Automatic Conversion Date (rounded up to the nearest whole Unit)(each, an “Automatic Conversion Price,” and such conversion, each an “Automatic Conversion”) pursuant to Section 5.8(b)(iii) (with “Automatic Conversion Price” replacing “Conversion Price” for all purposes hereunder and a Conversion Notice being deemed to have been delivered on the third (3rd) Trading Day immediately prior to the applicable Automatic Conversion Date).  If a Triggering Event has occurred and is continuing on an Automatic Conversion Date, the Conversion Price in effect for such Automatic Conversion Units shall be adjusted downward only to the applicable Automatic Conversion Price.

(ii)                                  Blocker Notice; Designated Specified Amounts.  Notwithstanding the foregoing, if an Automatic Conversion of Series A Preferred Units of a Series A Preferred Holder would result in a violation of Section 5.8(b)(iv) (such number of Series A Preferred Units resulting in the issuance of Common Units in excess of the Maximum Percentage is referred to herein as the “Blocked Units,” and such aggregate number of Common Units, the “Blocked Conversion Units”), the number of Series A Preferred Units of such Series A Preferred Holder to be converted in such Automatic Conversion shall be automatically reduced by such number of Blocked Units and the Conversion Price in effect for such Blocked Units shall be adjusted downward only to the applicable Automatic Conversion Price.  For the avoidance of doubt, at any time on or after such Automatic Conversion Date, such Blocked Units may be converted into Blocked Conversion Units at such Automatic Conversion Price, in whole or in part, by the delivery of a Conversion Notice pursuant to the mechanics set forth in Section 5.8(b)(iii) (with such “Automatic Conversion Price” replacing “Conversion Price” for all purposes hereunder).

(d)                                 Distributions.

(i)                                     Beginning with the Quarter ending September 30, 2016, the Series A Preferred Holders as of the applicable Record Date shall have the right to share in any cash distributions by the Partnership in accordance with Section 6.3(a) Pro Rata with the other Unitholders as if the Series A Preferred Units had converted into Common Units at the then-applicable Conversion Rate.

(ii)                                  Subject to and without limiting the other provisions of this Section 5.8(d), each Series A Preferred Unit shall have the right to share in any special distributions by the Partnership of cash, securities or other property (including in connection with any spin-off transaction) and in the form of such cash, securities or other property Pro Rata with the Common Units, as if the Series A Preferred Units had converted into Common Units at the then-applicable Conversion Price.  For the avoidance of doubt, special distributions shall not include regular Quarterly distributions paid in the normal course pursuant to Section 6.3(a); provided, however, that to the extent that such Series A Preferred Holder’s right to participate in any distribution of Common Units or other securities convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, directly or indirectly, any Common Units (each, a “Blocked Distribution”), would result in such Series A Preferred Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Series A Preferred Holder shall only be entitled to participate in such Blocked Distribution to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Common Units as a result of such Blocked Distribution (and beneficial ownership) to the extent of any such excess), and the portion of such Blocked Distribution shall be held in abeyance for such Series A Preferred Holder until such time or times as its right thereto would not result in such Series A Preferred Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times, if any, such Series A Preferred Holder shall be granted such rights (and any subsequent rights under this Section 5.8(d) relating to any Common Units, or other securities convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, directly or indirectly, any Common Units, included in such Blocked Distribution and held in abeyance pursuant to this Section 5.8(d)(ii)) to the same extent as if there had been no such limitation.

(e)                                  Voting Rights.

(i)                                     Notwithstanding anything to the contrary in this Agreement, the Series A Preferred Units shall have no voting, consent or approval rights except as set forth in this Section 5.8 or as otherwise required by the Delaware Act.

(ii)                                  To the extent that under the Delaware Act the vote of the holders of the Series A Preferred Units, voting separately as a class or series as applicable, is required to authorize a given action of the Partnership, the affirmative vote or consent of the holders of all of the Units of the Series A Preferred Units, voting together in the aggregate and not in separate series unless required under the Delaware Act, represented at a duly held meeting at which a quorum is presented or by written consent of the Required Series A Preferred Holders (except as otherwise may be required under the Delaware Act), voting together in the aggregate and not in separate series unless required under the Delaware Act, shall constitute the approval of such action by both the class or the series, as applicable. To the extent that under the Delaware Act holders of the Series A Preferred Units are entitled to vote on a matter with holders of Common Units, voting together as one class, each Series A Preferred Unit shall entitle the holder thereof to cast that number of votes per Unit as is equal to the number of Common Units into which it is then convertible (subject to the ownership limitations specified in Section 5.8(b)(iv)) using the record date for determining the Unitholders of the Partnership eligible to vote on such matters as the date as of which the Conversion Price is calculated. Series A Preferred Holders of the Series A Preferred Units shall be entitled to written notice of all Unitholder meetings or written consents (and copies of proxy materials and other information sent to Unitholders) with respect to which they would be entitled by vote, which notice would be provided pursuant to the Partnership’s bylaws and the Delaware Act.

(iii)                               Notwithstanding any other provision of this Agreement, in addition to all other requirements imposed by Delaware law, and all other voting rights granted under this Agreement, unless the Partnership shall have received the affirmative vote or consent of the Required Holders, voting as a single class, the Partnership shall not, while any Series A Preferred Units remain Outstanding:

A)                                   amend or repeal any provision of, or add any provision to this Agreement or otherwise create or establish any other series of preferred Units, if such action would adversely alter or change in any respect the preferences, rights, privileges or powers, or restrictions provided for the benefit, of the Series A

Preferred Units, regardless of whether any such action shall be by means of amendment to this Agreement or by merger, consolidation or otherwise;

B)                                   (x) create or issue any Parity Securities (other than Series A Preferred Units) or (y) create or issue any Senior Securities;

C)                                   issue any Series A Preferred Units other than pursuant to the Series A Preferred Purchase Agreement;

D)                                   purchase, repurchase or redeem any Units of the Partnership junior in rank to the Series A Preferred Units (other than pursuant to equity incentive agreements (that have in good faith been approved by the Board of Directors) with employees giving the Partnership the right to repurchase Units upon the termination of services);

E)                                    without limiting any provision of Section 6.3, make any distribution on any Units of the Partnership junior in rank to the Series A Preferred Units without making an equivalent and concurrent distribution to the Series A Preferred Holders (or holding such distribution in abeyance as required pursuant to Section 5.8(b)(iv) above);

F)                                     without limiting any provision of Section 5.8(f), whether or not prohibited by the terms of the Series A Preferred Units, circumvent a right of the Series A Preferred Units.

(iv)                              This Section 5.8 (other than Section 5.8(b)(iv), which may not be amended, modified or waived) may be amended, modified or waived by obtaining the affirmative vote at a meeting duly called for such purpose, or written consent without a meeting in accordance with the Delaware Act, of the Required Holders.

(f)                                   Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law.  In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Partnership to the applicable Series A Preferred Holder and thus refunded to the Partnership.

(g)                                  Redemptions.

(i)                                     Automatic Redemption upon Bankruptcy Triggering Event.  Notwithstanding anything to the contrary herein, and notwithstanding any conversion that is then required or in process, upon any Bankruptcy Triggering Event, whether occurring prior to or following an Automatic Conversion Date, the Partnership shall immediately redeem, in cash, each of the Series A Preferred Units then Outstanding at a redemption price (the “Bankruptcy Redemption Price”) equal to the greater of (i) the product of (A) the Conversion Amount to be redeemed multiplied by (B) the Redemption Premium and (ii) the product of (X) the Conversion Rate then in effect with respect to the Conversion Amount multiplied by (Y) the product of (1) the Redemption Premium multiplied by (2) the greatest Closing Sale Price of the Common Units on any Trading Day during the period commencing on the date immediately preceding such Bankruptcy Triggering Event and ending on the date the Partnership makes the entire payment required to be made under this Section 5.8(g), without the requirement for any notice or demand or other action by any Series A Preferred Holder or any other person or entity; provided that a Series A Preferred Holder may, in its sole discretion, waive such right to receive payment upon a Bankruptcy Triggering Event, in whole or in part, and any such waiver shall not affect any other rights of such Series A Preferred Holder or any other Series A Preferred Holder hereunder, including any other rights in respect of such Bankruptcy Triggering Event, any right to conversion, and any right to payment of such Triggering Event Redemption Price or any other Redemption Price, as applicable.

(ii)                                  Change of Control Redemption Right. No sooner than twenty (20) Trading Days nor later than ten (10) Trading Days prior to the consummation of a Change of Control (the “Change of Control Date”), but not prior to the public announcement of such Change of Control, the Partnership shall deliver written notice thereof via facsimile and overnight courier to each Series A Preferred Holder (a “Change of Control Notice”). At any time during the period beginning after a Holder’s receipt of a Change of Control Notice or such Holder becoming aware of a Change of Control if a Change of Control Notice is not delivered to such Holder in accordance with the immediately preceding sentence (as applicable) and ending on the later of twenty (20) Trading Days after (A) consummation of such Change of Control or (B) the date of receipt of such Change of Control Notice, such Holder may require the Partnership to redeem all or any portion of such Holder’s Series A Preferred Units by delivering written notice thereof (“Change of Control Redemption Notice”) to the Partnership, which Change of Control Redemption Notice shall indicate the number of Series A Preferred Units such Holder is electing to have the Partnership redeem. Each Series A Preferred Unit subject to redemption pursuant to this Section 5.8(g)(ii) shall be redeemed by the Partnership in cash at a price equal to the greatest of (i) the product of (w) the Change of Control Redemption Premium multiplied by (y) the Conversion Amount being redeemed, (ii) the product of (x) the Change of Control Redemption Premium multiplied by (y) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the Common Units during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the applicable Change of Control and (2) the public announcement of such Change of Control and ending on the date such Series A Preferred Holder delivers the Change of Control Redemption Notice by (II) the Conversion Price then in effect and (iii) the product of (y) the Change of Control Redemption Premium multiplied by (z) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per Common Unit to be paid to such holders of the Common Units upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) divided by (II) the Conversion Price then in effect (the “Change of Control Redemption Price”). Redemptions required by this Section 5.8(g)(ii) shall have priority to payments to all other Unitholders of the Partnership in connection with such Change of Control. To the extent redemptions required by this Section 5.8(g)(ii) are deemed or determined by a court of competent jurisdiction to be prepayments of the Series A Preferred Units by the Partnership, such redemptions shall be deemed to be voluntary prepayments. Notwithstanding anything to the contrary in this Section 5.8(g)(ii), but subject to Section 5.8(b)(iv), until the applicable Change of Control Redemption Price is paid in full to the applicable Series A Preferred Holder, the Series A Preferred Units submitted by such Series A Preferred Holder for redemption under this Section 5.8(g)(ii) may be converted, in whole or in part, by such Series A Preferred Holder into Common Units pursuant to Section 5.8(b)(i) or in the event the Conversion Date is after the consummation of such Change of Control, unit, stock or equity interests of the Successor Entity substantially equivalent to the Partnership’s Common Units pursuant to Section 5.8(b)(i).  In the event of the Partnership’s redemption of any of the Series A Preferred Units under this Section 5.8(g)(ii), such Series A Preferred Holder’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for a Series A Preferred Holder. Accordingly, any redemption premium due under this Section 5.8(g)(ii) is intended by the parties to be, and shall be deemed, a reasonable estimate of such Series A Preferred Holder’s actual loss of its investment opportunity and not as a penalty. The Partnership shall make payment of the applicable Change of Control Redemption Price concurrently with the consummation of such Change of Control if a Change of Control Redemption Notice is received prior to the consummation of such Change of Control and within two (2) Trading Days after the Partnership’s receipt of such notice otherwise (the “Change of Control Redemption Date”).

(iii)                               Redemption Mechanics.  If a Series A Preferred Holder has submitted a Change of Control Redemption Notice in accordance with Section 5.8(g)(ii), the Partnership shall deliver the applicable Change of Control Redemption Price to such Series A Preferred Holder in cash concurrently with the consummation of such Change of Control if such notice is received prior to the consummation of such Change of Control and within five (5) Business Days after the Partnership’s receipt of such notice otherwise.  Notwithstanding anything herein to the contrary, in connection with any redemption hereunder at a time a Series A Preferred Holder is entitled to receive a cash payment under any of the other Series A Preferred Transaction Documents, at the option of such Series A Preferred Holder delivered in writing to the Partnership, the applicable Redemption Price hereunder shall be increased by the amount of such cash payment owed to such Series A Preferred Holder under such other Series A Preferred Transaction Document and, upon payment in full or conversion in accordance herewith, shall satisfy the Partnership’s payment obligation under such other Series A Preferred Transaction Document.  In the event of a redemption of less than all of the Series A Preferred Units, the Partnership shall promptly cause to be issued and delivered to such Series A Preferred Holder a new Preferred Certificate (in accordance with Section 5.8(l)) representing the number of Series A Preferred Units which have not been redeemed. In the event that the Partnership does not pay the applicable Redemption Price to a Series A Preferred Holder within the time period required for any reason (including, without limitation, to the extent such payment is prohibited pursuant to the Delaware Act), at any time thereafter and until the Partnership pays such unpaid Redemption Price in full, such Series A Preferred Holder shall have the option, in lieu of redemption, to require the Partnership to promptly return to such Series A Preferred Holder all or any of the Series A Preferred Units that were submitted for redemption and for which the applicable Redemption Price has not been paid.  Upon the Partnership’s receipt of such notice, (x) the applicable Redemption Notice shall be null and void with respect to such Series A Preferred Units, and (y) the Partnership shall immediately return the applicable Series A Preferred Unit Certificate, or issue a new Series A Preferred Unit Certificate (in accordance with Section 5.8(l)(iv)), to such Series A Preferred Holder, and in each case the Additional Amount of such Series A

Preferred Units shall be increased by an amount equal to the difference between (1) the applicable Redemption Price (as the case may be, and as adjusted pursuant to this Section 5.8(g)(iii), if applicable) minus (2) the Stated Value portion of the Conversion Amount submitted for redemption.

(iv)                              Redemption by Multiple Holders.  Upon the Partnership’s receipt of a Redemption Notice from any Series A Preferred Holder for redemption or repayment as a result of an event or occurrence substantially similar to the events or occurrences described in this Section 5.8(g)(iv), the Partnership shall immediately, but no later than one (1) Business Day of its receipt thereof, forward to each other Series A Preferred Holder by facsimile or electronic mail a copy of such notice. If the Partnership receives one or more Redemption Notices, during the seven (7) Business Day period beginning on and including the date which is three (3) Business Days prior to the Partnership’s receipt of the initial Redemption Notice and ending on and including the date which is three (3) Business Days after the Partnership’s receipt of the initial Redemption Notice and the Partnership is unable to redeem all principal, interest and other amounts designated in such initial Redemption Notice and such other Redemption Notices received during such seven (7) Business Day period, then the Partnership shall redeem a pro rata amount from each Series A Preferred Holder based on the principal amount of the Series A Preferred Units submitted for redemption pursuant to such Redemption Notices received by the Partnership during such seven (7) Business Day period.

(h)                                 Rights Upon Issuance of Purchase Rights and Fundamental Transactions.

(i)                                     Purchase Rights. In addition to any adjustments pursuant to Section 5.8(i) below, if at any time the Partnership grants, issues or sells any Options, Convertible Securities or rights to purchase Units, warrants, securities or other property pro rata to all or substantially all of the record holders of any class of Common Units (the “Purchase Rights”), then each Series A Preferred Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Series A Preferred Holder could have acquired if such Series A Preferred Holder had held the number of Common Units acquirable upon complete conversion of all the Series A Preferred Units (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Units) held by such Series A Preferred Holder immediately prior to the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Units are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, to the extent that such Series A Preferred Holder’s right to participate in any such Purchase Right would result in such Series A Preferred Holder and the other Attribution Parties exceeding the Maximum Percentage, then such Series A Preferred Holder shall not be entitled to participate in such Purchase Right to the extent of the Maximum Percentage (and shall not be entitled to beneficial ownership of such Common Units as a result of such Purchase Right (and beneficial ownership) to the extent of any such excess) and such Purchase Right to such extent shall be held in abeyance for such Series A Preferred Holder until such time or times, if ever, as its right thereto would not result in such Series A Preferred Holder and the other Attribution Parties exceeding the Maximum Percentage), at which time or times such Series A Preferred Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right to be held similarly in abeyance) to the same extent as if there had been no such limitation.

(ii)                                  Fundamental Transactions. In addition to and not in substitution for any other rights hereunder, prior to the consummation of any Fundamental Transaction pursuant to which holders of Common Units are entitled to receive securities or other assets with respect to or in exchange for Common Units, the Partnership shall make appropriate provision to insure that each Series A Preferred Holder will thereafter have the right to receive upon a conversion of all the Series A Preferred Units held by such Series A Preferred Holder (i) in addition to the Common Units receivable upon such conversion, such securities or other assets to which such Series A Preferred Holder would have been entitled with respect to such Common Units had such Common Units been held by such Series A Preferred Holder upon the consummation of such Fundamental Transaction (without taking into account any limitations or restrictions on the convertibility of the Series A Preferred Units contained in this Amendment) or (ii) in lieu of the Common Units otherwise receivable upon such conversion, such securities or other assets received by the holders of Common Units in connection with the consummation of such Fundamental Transaction in such amounts as such Series A Preferred Holder would have been entitled to receive had the Series A Preferred Units held by such Series A Preferred Holder initially been issued with conversion rights for the form of such consideration (as opposed to Common Units) at a conversion rate for such consideration commensurate with the Conversion Rate. Provision made pursuant the proceeding sentence shall be in a form and substance satisfactory to the Series A Preferred Holder.  The provisions of this Section 5.8(h)(ii) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations on the conversion or redemption of the Series A Preferred Units contained in this Amendment. Notwithstanding the foregoing, payments or distributions made by the Partnership under this Section 5.8(h)(ii) shall not be duplicative of other payments made under another this Section 5.8.

(i)                                     Rights Upon Issuance of Other Securities.

(i)                                     Adjustment of Conversion Price upon Issuance of Common Units.  If and whenever on or after the Subscription Date the Partnership issues or sells, or in accordance with this Section 5.8(i)(i) is deemed to have issued or sold, any Common Units (including the issuance or sale of Common Units owned or held by or for the account of the Partnership, but excluding any Excluded Securities issued or sold or deemed to have been issued or sold) for a consideration per Unit (the “New Issuance Price”) less than a price equal to the Conversion Price in effect immediately prior to such issue or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the “Applicable Price”) (the foregoing a “Dilutive Issuance”) while any Series A Preferred Units remain Outstanding, then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to the New Issuance Price. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this Section 5.8(i)(i)), the following shall be applicable:

A)                                   Issuance of Options.  If the Partnership in any manner grants or sells any Options and the lowest price per Unit for which one Common Unit is at any time issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Unit shall be deemed to be Outstanding and to have been issued and sold by the Partnership at the time of the granting or sale of such

Option for such price per Unit. For purposes of this Section 5.8(i)(i)(A), the lowest price per Unit for which one Common Unit is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Partnership with respect to any one Common Unit upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof and (y) the lowest exercise price set forth in such Option for which one Common Unit is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other Person) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option or otherwise pursuant to the terms thereof plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Unit or of such Convertible Securities upon the exercise of such Options or otherwise pursuant to the terms thereof or upon the actual issuance of such Common Unit upon conversion, exercise or exchange of such Convertible Securities.

B)                                   Issuance of Convertible Securities. If the Partnership in any manner issues or sells any Convertible Securities and the lowest price per Unit for which one Common Unit is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof is less than the Applicable Price, then such Common Unit shall be deemed to be Outstanding and to have been issued and sold by the Partnership at the time of the issuance or sale of such Convertible Securities for such price per Unit. For purposes of this Section 5.8(i)(i)(B), the “lowest price per Unit for which one Common Unit is issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof” shall be equal to (1) the lower of (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Partnership with respect to one Common Unit upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security or otherwise pursuant to the terms thereof and (y) the lowest conversion price set forth in such Convertible Security for which one Common Unit is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other Person) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other Person). Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Common Unit upon conversion, exercise or exchange of such Convertible Securities or otherwise pursuant to the terms thereof, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this Section 5.8(i)(i)(B), except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

C)                                   Change in Option Price or Rate of Conversion. If the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Units increases or decreases at any time, the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold. For purposes of this Section 5.8(i)(i)(C), if the terms of any Option or Convertible Security that was Outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the Common Units deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 5.8(i)(i)(C) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

D)                                   Calculation of Consideration Received. If any Option and/or Convertible Security and/or Adjustment Right is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Partnership (as determined by the Required Holders, the “Primary Security,” and such Option and/or Convertible Security and/or Adjustment Right, the “Secondary Securities”), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Partnership either (A) have at least one investor or purchaser in common, (B) are consummated in reasonable proximity to each other and/or (C) are consummated under the same plan of financing), the consideration per Common Unit with respect to such Primary Security shall be deemed to be equal to the difference of (x) the lowest price per Unit for which one Common Unit was issued in such integrated transaction (or was deemed to be issued pursuant to Section 5.8(i)(i)(A) or Section 5.8(i)(i)(B) above, as applicable) solely with respect to such Primary Security, minus (y) with respect to such Secondary Securities, the sum of (A) the Black Scholes Consideration Value of each such Option, if any, (B) the fair market value (as determined by the Required Holders in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any, and (C) the fair market value (as determined by the Required Holder) of such Convertible Security, if any, in each case, as determined on a per Unit basis in accordance with this Section 5.8(i)(i)(D).  If any Common Units, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Common Units, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Partnership therefor. If any Common Units, Options or Convertible Securities are issued or sold for a consideration other than cash (for the purpose of determining the consideration paid for such Common

Units, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of such consideration received by the Partnership will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Partnership for such securities will be the average VWAP of such security for the five (5) Trading Day period immediately preceding the date of receipt. If any Common Units, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Partnership is the surviving entity (for the purpose of determining the consideration paid for such Common Units, Option or Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value), the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Units, Options or Convertible Securities (as the case may be). The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Partnership and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) day following such Valuation Event by an independent, reputable appraiser jointly selected by the Partnership and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Partnership.

E)                                    Record Date. If the Partnership takes a record of the holders of Common Units for the purpose of entitling them (A) to receive a distribution payable in Common Units, Options or in Convertible Securities or (B) to subscribe for or purchase Common Units, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the Common Units deemed to have been issued or sold upon the making of such distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(ii)                                  Adjustment of Conversion Price upon Subdivision or Combination of Common Units. Without limiting any provision of Section 5.8(f) or Section 5.8(i)(i), but excluding any distributions made to the Series A Preferred Holders pursuant to Section 6.3(a), if the Partnership at any time on or after the Subscription Date subdivides (by any Unit split, Unit distribution, Unit combination, recapitalization or other similar transaction)  one or more classes of its Outstanding Common Units into a greater number of Units, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. Without limiting any provision of Section 5.8(f) or Section 5.8(i)(i), if the Partnership at any time on or after the Subscription Date combines (by any Unit split, Unit distribution, Unit combination, recapitalization or other similar transaction) one or more classes of its Outstanding Common Units into a smaller number of Units, the Conversion Price in effect immediately prior to such combination will be proportionately increased. Any adjustment pursuant to this Section 5.8(i)(ii) shall become effective immediately after the effective date of such subdivision or combination. If any event requiring an adjustment under this Section 5.8(i)(ii) occurs during the period that a Conversion Price is calculated hereunder, then the calculation of such Conversion Price shall be adjusted appropriately to reflect such event.

(iii)                               Holder’s Right of Adjusted Conversion Price.  In addition to and not in limitation of the other provisions of this Section 5.8(i)(iii) or Section 4(n) of the Series A Preferred Purchase Agreement, if the Partnership in any manner issues or sells or enters into any agreement to issue or sell, any Common Units, Options or Convertible Securities (any such securities, “Variable Price Securities”) that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for Common Units pursuant to such Options or Convertible Securities, as applicable, at a price which varies or may vary with the market price of the Common Units, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as Unit splits, Unit combinations, Unit distributions and similar transactions) (each of the formulations for such variable price being herein referred to as, the “Variable Price”), the Partnership shall provide written notice thereof via facsimile or electronic mail and overnight courier to each Series A Preferred Holder on the date of such agreement and/or the issuance of such Common Units, Convertible Securities or Options, as applicable.  From and after the date the Partnership enters into such agreement or issues any such Variable Price Securities, each Series A Preferred Holder shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of the Series A Preferred Units by designating in the Conversion Notice delivered upon any conversion of Series A Preferred Units that solely for purposes of such conversion such Series A Preferred Holder is relying on the Variable Price rather than the Conversion Price then in effect.  A Series A Preferred Holder’s election to rely on a Variable Price for a particular conversion of Series A Preferred Units shall not obligate such Series A Preferred Holder to rely on a Variable Price for any future conversions of Series A Preferred Units.

(iv)                              Other Events. In the event that the Partnership (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect any Series A Preferred Holder from dilution or if any event occurs of the type contemplated by the provisions of this Section 5.8(i) but not expressly provided for by such provisions (including, without limitation, the granting of unit appreciation rights, phantom unit rights or other rights with equity features), then the Board of Directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of such Series A Preferred Holder; provided that no such adjustment pursuant to this Section 5.8(i)(iv) will increase the Conversion Price as otherwise determined pursuant to this Section 5.8(i); provided further that if such Series A Preferred Holder does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Board of Directors and such Series A Preferred Holder shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Partnership.

(v)                                 Calculations. The Partnership shall not issue fractional Units. If a distribution, subdivision, combination or conversion of Units would result in the issuance of fractional Units but for the provisions of Section 5.4(d) and this Section 5.8(h), each fractional Unit shall be rounded to the nearest whole Unit.

(vi)                              Voluntary Adjustment by Partnership. The Partnership may at any time any Series A Preferred Units remain Outstanding, with the prior written consent of the Required Holders, reduce the then current Conversion Price to any amount and for any period of time deemed appropriate by the Board of Directors.

(j)                                    Certificates.

(i)                                     If requested by a Series A Preferred Holder, the Series A Preferred Units shall be evidenced by certificates in such form as the Board of Directors may approve and, subject to the satisfaction of any applicable legal, regulatory and contractual requirements, may be assigned or transferred in a manner identical to the assignment and transfer of other Units; unless and until the Board of Directors determines to assign the responsibility to another Person, the General Partner will act as the Transfer Agent for the Series A Preferred Units.  The certificates evidencing Series A Preferred Units shall be separately identified and shall not bear the same CUSIP number as the certificates evidencing Common Units.

(ii)                                  The certificate(s) representing the Series A Preferred Units may be imprinted with a legend in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER AND, IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT OR THE ISSUER HAS RECEIVED DOCUMENTATION REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER SUCH ACT.  THIS SECURITY IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN (i) THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF THE PARTNERSHIP, DATED AS OF MAY 14, 2013, AS AMENDED, AND (ii) THE SECURITIES PURCHASE AGREEMENT, DATED AS OF AUGUST 8, 2016, BY AND BETWEEN THE PARTNERSHIP AND THE SERIES A PURCHASER, IN EACH CASE, A COPY OF WHICH MAY BE OBTAINED FROM THE PARTNERSHIP AT ITS PRINCIPAL EXECUTIVE OFFICES.”

(iii)                               In connection with a sale of Series A Preferred Units pursuant to an effective registration statement or in reliance on Rule 144 of the rules and regulations promulgated under the Securities Act, upon receipt by the Partnership of such information as the Partnership reasonably deems necessary to determine that the sale of the Series A Preferred Units is made in compliance with Rule 144, the Partnership shall remove or cause to be removed the restrictive legend from the certificate(s) representing such Series A Preferred Units (or the book-entry account maintained by the Transfer Agent), and the Partnership shall bear all costs associated therewith.

(k)                                 Liquidation Preference.  In the event of any liquidation, dissolution and winding up of the Partnership under Section 12.4 or a sale, exchange or other disposition of all or substantially all of the assets of the Partnership, either voluntary or involuntary, the Record Holders of the Series A Preferred Units shall be entitled to receive, out of the assets of the Partnership available for distribution to the Partners or any assignees, prior and in preference to any distribution of any assets of the Partnership to the Record Holders of any other class or series of Partnership Interests, the positive value in each such holder’s Capital Account in respect of such Series A Preferred Units. If in the year of such liquidation and winding up, or sale, exchange or other disposition of all or substantially all of the assets of the Partnership, any such Record Holder’s Capital Account in respect of such Series A Preferred Units is less than the aggregate Liquidation Preference of such Series A Preferred Units, then notwithstanding anything to the contrary contained in this Agreement, and prior to any other allocation pursuant to this Agreement for such year and prior to any distribution pursuant to the preceding sentence, items of gross income and gain shall be allocated to all Unitholders then holding Series A Preferred Units, Pro Rata, until the Capital Account in respect of each Outstanding Series A Preferred Units is equal to the Liquidation Preference (and no other allocation pursuant to this Agreement shall reverse the effect of such allocation). At the time of the dissolution of the Partnership, subject to Section 17-804 of the Delaware Act, the Record Holders of the Series A Preferred Units shall become entitled to receive any distributions in respect of the Series A Preferred Units that are accrued and unpaid as of the date of such distribution in priority over any entitlement of any other Partners or Assignees with respect to any distributions by the Partnership to such other Partners or Assignees; provided, however, that the General Partner, as such, will have no liability for any obligations with respect to such distributions to any Record Holder(s) of Series A Preferred Units.

(l)                                     Reissuance of Preferred Certificates.

(i)                                     Transfer. If any Series A Preferred Units are to be transferred, the applicable Series A Preferred Holder shall surrender the applicable Series A Preferred Unit Certificate to the Partnership, whereupon the Partnership will forthwith issue and deliver upon the order of such Series A Preferred Holder a new Series A Preferred Unit Certificate (in accordance with Section 5.8(l)(iv), registered as such Series A Preferred Holder may request, representing the outstanding number of Series A Preferred Units being transferred by such Series A Preferred Holder and, if less than the entire outstanding number of Series A Preferred Units is being transferred, a new Series A Preferred Unit Certificate (in accordance with Section 5.8(l)(iv)) to such Series A Preferred Holder representing the outstanding number of Series A Preferred Units not being transferred. Such Series A Preferred Holder and any assignee, by acceptance of the Series A Preferred Unit Certificate, acknowledge and agree that, by reason of the provisions of Section 5.8(b)(ii)(B) following conversion or redemption of any of the Series A Preferred Units, the outstanding number of Series A Preferred Units represented by the Series A Preferred Units may be less than the number of Series A Preferred Units stated on the face of the Series A Preferred Units.

(ii)                                  Lost, Stolen or Mutilated Series A Preferred Unit Certificate. Upon receipt by the Partnership of evidence reasonably satisfactory to the Partnership of the loss, theft, destruction or mutilation of a Series A Preferred Unit Certificate (as to which a written certification and the indemnification contemplated below shall suffice as such evidence), and, in the case of loss, theft or destruction, of any indemnification undertaking by the applicable Series A Preferred Holder to the Partnership in customary and reasonable form and, in the case of mutilation, upon surrender and cancellation of such Series A Preferred Unit Certificate, the Partnership shall execute and deliver to such Series A Preferred Holder a new Series A Preferred Unit Certificate (in accordance with

Section 5.8(l)(iv)) representing the applicable outstanding number of Series A Preferred Units.

(iii)                               Series A Preferred Unit Certificate Exchangeable for Different Denominations. Each Series A Preferred Unit Certificate is exchangeable, upon the surrender hereof by the applicable Series A Preferred Holder at the principal office of the Partnership, for a new Series A Preferred Unit Certificate or Series A Preferred Unit Certificate(s) (in accordance with Section 5.8(l)(iv)) representing in the aggregate the outstanding number of the Series A Preferred Units in the original Series A Preferred Unit Certificate, and each such new Series A Preferred Unit Certificate will represent such portion of such outstanding number of Series A Preferred Units from the original Series A Preferred Unit Certificate as is designated by such Series A Preferred Holder at the time of such surrender.

(iv)                              Issuance of New Series A Preferred Unit Certificate. Whenever the Partnership is required to issue a new Series A Preferred Unit Certificate pursuant to the terms of this Amendment, such new Series A Preferred Unit Certificate (i) shall represent, as indicated on the face of such Series A Preferred Unit Certificate, the number of Series A Preferred Units remaining outstanding (or in the case of a new Series A Preferred Unit Certificate being issued pursuant to Section 5.8(l)(i) or Section 5.8(l)(iii), the number of Series A Preferred Units designated by such Series A Preferred Holder which, when added to the number of Series A Preferred Units represented by the other new Series A Preferred Unit Certificates issued in connection with such issuance, does not exceed the number of Series A Preferred Units remaining outstanding under the original Series A Preferred Unit Certificate immediately prior to such issuance of new Series A Preferred Unit Certificate), and (ii) shall have an issuance date, as indicated on the face of such new Series A Preferred Unit Certificate, which is the same as the issuance date of the original Series A Preferred Unit Certificate.

(m)                             Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief.  The remedies provided in this Amendment shall be cumulative and in addition to all other remedies available under this Amendment and any of the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit any Series A Preferred Holder’s right to pursue actual and consequential damages for any failure by the Partnership to comply with the terms of this Amendment. The Partnership covenants to each Series A Preferred Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by a Series A Preferred Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Partnership (or the performance thereof). The Partnership acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Series A Preferred Holders and that the remedy at law for any such breach may be inadequate. The Partnership therefore agrees that, in the event of any such breach or threatened breach, each Series A Preferred Holder shall be entitled, in addition to all other available remedies, to specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security. The Partnership shall provide all information and documentation to a Series A Preferred Holder that is requested by such Series A Preferred Holder to enable such Series A Preferred Holder to confirm the Partnership’s compliance with the terms and conditions of this Amendment.

(n)                                 Payment of Collection, Enforcement and Other Costs.  If (a) any Series A Preferred Units are placed in the hands of an attorney for collection or enforcement or is collected or enforced through any legal proceeding or a Series A Preferred Holder otherwise takes action to collect amounts due under this Amendment with respect to the Series A Preferred Units or to enforce the provisions of this Amendment or (b) there occurs any bankruptcy, reorganization, receivership of the Partnership or other proceedings affecting Partnership creditors’ rights and involving a claim under this Amendment, then the Partnership shall pay the costs incurred by such Series A Preferred Holder for such collection, enforcement or action or in connection with such bankruptcy, reorganization, receivership or other proceeding, including, without limitation, attorneys’ fees and disbursements.

(o)                                 Failure or Indulgence Not Waiver.  No failure or delay on the part of a Series A Preferred Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. This Amendment shall be deemed to be jointly drafted by the Partnership and all Series A Preferred Holders and shall not be construed against any Person as the drafter hereof.  Notwithstanding the foregoing, nothing contained in this Section 5.8(o) shall permit any waiver of any provision of Section 5.8(b)(iv).

(p)                                 Dispute Resolution.

(i)                                     Submission to Dispute Resolution.

A)                                   In the case of a dispute relating to a Closing Bid Price, a Closing Sale Price, a Conversion Price, Triggering Event Conversion Price, a VWAP or a fair market value or the arithmetic calculation of a Conversion Rate, or the applicable Redemption Price (as the case may be) (including, without limitation, a dispute relating to the determination of any of the foregoing), the Partnership or the applicable Series A Preferred Holder (as the case may be) shall submit the dispute to the other party via facsimile or electronic mail (A) if by the Partnership, within two (2) Business Days after the occurrence of the circumstances giving rise to such dispute or (B) if by such Series A Preferred Holder at any time after such Series A Preferred Holder learned of the circumstances giving rise to such dispute.  If such Series A Preferred Holder and the Partnership are unable to promptly resolve such dispute relating to such Closing Bid Price, such Closing Sale Price, such Conversion Price, such Triggering Event Conversion Price, such VWAP or such fair market value, or the arithmetic calculation of such Conversion Rate or such applicable Redemption Price (as the case may be), at any time after the second (2nd) Business Day following such initial notice by the Partnership or such Series A Preferred Holder (as the case may be) of such dispute to the Partnership or such Series A Preferred Holder (as the case may be), then such Series A Preferred Holder may, at its sole option, select an independent, reputable investment bank to resolve such dispute.

B)                                   Such Series A Preferred Holder and the Partnership shall each deliver to such investment bank (x) a copy of the initial dispute submission so delivered in accordance with the first sentence of this Section 5.8(p)(i)(B) and (y) written documentation supporting its position with respect to such dispute, in each case, no later than 5:00 p.m. (New York time) by the fifth (5th) Business Day immediately following the date on which such Series A Preferred Holder selected such investment bank (the “Dispute Submission Deadline”) (the documents referred to in the immediately preceding clauses (x) and (y) are collectively referred to herein as the “Required Dispute Documentation”) (it being understood and agreed that if either such Series A Preferred Holder or the Partnership fails to so deliver all of the Required Dispute Documentation by the Dispute Submission Deadline, then the party who fails to so submit all of the Required Dispute Documentation shall no longer be entitled to (and hereby waives its right to) deliver or submit any written documentation or other support to such investment bank with respect to such dispute and such investment bank shall resolve such dispute based solely on the Required Dispute Documentation that was delivered to such investment bank prior to the Dispute Submission Deadline).  Unless otherwise agreed to in writing by both the Partnership and such Series A Preferred Holder or otherwise requested by such investment bank, neither the Partnership nor such Series A Preferred Holder shall be entitled to deliver or submit any written documentation or other support to such investment bank in connection with such dispute (other than the Required Dispute Documentation).

C)                                   The Partnership and such Series A Preferred Holder shall cause such investment bank to determine the resolution of such dispute and notify the Partnership and such Series A Preferred Holder of such resolution no later than ten (10) Business Days immediately following the Dispute Submission Deadline. The fees and expenses of such investment bank shall be borne solely by the Partnership, and such investment bank’s resolution of such dispute shall be final and binding upon all parties absent manifest error.

(ii)                                  Miscellaneous.  The Partnership expressly acknowledges and agrees that (i) this Section 5.8(p) constitutes an agreement to arbitrate between the Partnership and each Series A Preferred Holder (and constitutes an arbitration agreement) under § 7501, et seq. of the New York Civil Practice Law and Rules (“CPLR”) and that any Series A Preferred Holder is authorized to apply for an order to compel arbitration pursuant to CPLR § 7503(a) in order to compel compliance with this Section 5.8(p), (ii) a dispute relating to a Conversion Price includes, without limitation, disputes as to (A) whether an issuance or sale or deemed issuance or sale of Common Units occurred under Section 5.8(i)(i), (B) the consideration per Unit at which an issuance or deemed issuance of Common Units occurred, (C) whether any issuance or sale or deemed issuance or sale of Common Units was an issuance or sale or deemed issuance or sale of Excluded Securities, (D) whether an agreement, instrument, security or the like constitutes and Option or Convertible Security and (E) whether a Dilutive Issuance occurred, (iii) the terms of this Amendment and each other applicable Transaction Document shall serve as the basis for the selected investment bank’s resolution of the applicable dispute, such investment bank shall be entitled (and is hereby expressly authorized) to make all findings, determinations and the like that such investment bank determines are required to be made by such investment bank in connection with its resolution of such dispute and in resolving such dispute such investment bank shall apply such findings, determinations and the like to the terms of this Amendment and any other applicable Transaction Documents, (iv) the applicable Series A Preferred Holder (and only such Series A Preferred Holder with respect to disputes solely relating to such Series A Preferred Holder), in its sole discretion, shall have the right to submit any dispute described in this Section 5.8(p) to any state or federal court sitting in The City of New York, Borough of Manhattan in lieu of utilizing the procedures set forth in this Section 5.8(p) and (v) nothing in this Section 5.8(p) shall limit such Series A Preferred Holder from obtaining any injunctive relief or other equitable remedies (including, without limitation, with respect to any matters described in this Section 5.8(p)).

(q)                                 Notices; Currency; Payments.

(i)                                     Notices.  The Partnership shall provide each Series A Preferred Holder with prompt written notice of all actions taken pursuant to the terms of this Amendment, including in reasonable detail a description of such action and the reason therefor. Whenever notice is required to be given under this Amendment, unless otherwise provided herein, such notice must be in writing and shall be given in accordance with Section 5.8(i)(v) of the Series A Preferred Purchase Agreement.  The Partnership shall provide each Series A Preferred Holder with prompt written notice of all actions taken pursuant to this Amendment, including in reasonable detail a description of such action and the reason therefore.  Without limiting the generality of the foregoing, the Partnership shall give written notice to each Series A Preferred Holder (i) immediately upon any adjustment of the Conversion Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Partnership closes its books or takes a record (A) with respect to any distribution upon the Common Units, (B) with respect to any grant, issuances, or sales of any Options, Convertible Securities or rights to purchase Units, warrants, securities or other property to holders of Common Units or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to such Series A Preferred Holder. Upon receipt or delivery by the Partnership of any such notice or other notice required under this Amendment, unless the Partnership has in good faith determined that the matters relating to such notice do not constitute material, non-public information relating to the Partnership or any of its Subsidiaries, the Partnership shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, non-public information on a Current Report on Form 8-K or otherwise. In the event that the Partnership believes that such notice contains material, non-public information relating to the Partnership or any of its Subsidiaries, the Partnership so shall indicate to such Series A Preferred Holder contemporaneously with delivery of such notice, and in the absence of any such indication, such Series A Preferred Holder shall be allowed to presume that all matters relating to such notice do not constitute material, non-public information relating to the Partnership or any of its Subsidiaries. If the Partnership or any of its Subsidiaries provides material non-public information to a Series A Preferred Holder that is not publicly disclosed on a Current Report on Form 8-K or otherwise within one (1) Business Day thereafter and such Series A Preferred Holder has not agreed to receive such material non-public information, the Partnership hereby covenants and agrees that such Series A Preferred Holder shall not have any duty of confidentiality to the Partnership, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to any of the foregoing not to trade on the basis of, such material non-public information.  Nothing contained in this Section 5.8(q)(i) shall limit any obligations of the Partnership, or any rights of any Series A Preferred Holder, under the Series A Preferred Purchase Agreement.

(ii)                                  Currency.  All dollar amounts referred to in this Amendment are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Amendment shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange

Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Amendment, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation (it being understood and agreed that where an amount is calculated with reference to, or over, a period of time, the date of calculation shall be the final date of such period of time).

(iii)                               Payments. Whenever any payment of cash is to be made by the Partnership to any Person pursuant to this Amendment, unless otherwise expressly set forth herein, such payment shall be made in lawful money of the United States of America by a certified check drawn on the account of the Partnership and sent via overnight courier service to such Person at such address as previously provided to the Partnership in writing (which address, in the case of each of the Buyers (as defined in the Series A Preferred Purchase Agreement), shall initially be as set forth on the Schedule of Buyers attached to the Series A Preferred Purchase Agreement); provided that such Series A Preferred Holder may elect to receive a payment of cash via wire transfer of immediately available funds by providing the Partnership with prior written notice setting out such request and such Series A Preferred Holder’s wire transfer instructions. Whenever any amount expressed to be due by the terms of this Amendment is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day.

(r)                                    Judgment Currency.

(i)                                     If for the purpose of obtaining or enforcing judgment against the Partnership in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 24 referred to as the “Judgment Currency”) an amount due in U.S. dollars under this Amendment, the conversion shall be made at the Exchange Rate prevailing on the Trading Day immediately preceding:

A)                                   the date actual payment of the amount due, in the case of any proceeding in the courts of New York or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

B)                                   the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 5.8(r)(i)(B) being hereinafter referred to as the “Judgment Conversion Date”).

(ii)                                  If in the case of any proceeding in the court of any jurisdiction referred to in Section 5.8(r)(i)(B) above, there is a change in the Exchange Rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the Exchange Rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the Exchange Rate prevailing on the Judgment Conversion Date.

(iii)                               Any amount due from the Partnership under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Amendment.

(s)                                   Allocations. Prior to the allocations set forth in Section 6.1(a), items of Partnership gross income shall be allocated to the holders of the Series A Preferred Units in amounts equal to the amount of cash actually distributed in respect of each such holder’s Series A Preferred Units, until the aggregate amount of such items allocated pursuant hereto for the current taxable period and all previous taxable periods is equal to the cumulative amount of all cash distributions made to the holders of Series A Preferred Units pursuant to Section 6.3.

2.                                      Section 6.1(a) is hereby amended and restated as follows:

(a)                                 Net Income and Net Loss.  After giving effect to the special allocations set forth in Section 6.1(b), Net Income and Net Loss for each taxable period and all items of income, gain, loss and deduction taken into account in computing Net Income and Net Loss for such taxable period shall be allocated to all Unitholders (other than holders of Series A Preferred Units), Pro Rata.

3.                                      Section 6.1(b)(iii) is hereby amended and restated as follows:

(iii) Priority Allocations.

A)                                   If the amount of cash or the Net Agreed Value of any property distributed (except cash or property distributed pursuant to Section 12.4) with respect to a Unit exceeds the amount of cash or the Net Agreed Value of property distributed with respect to another Unit, each Unitholder receiving such greater cash or property distribution shall be allocated gross income in an amount equal to the product of (A) the amount by which the distribution (on a per Unit basis) to such Unitholder exceeds the distribution with respect to the Unit receiving the smallest distribution and (B) the number of Units owned by the Unitholder receiving the greater distribution.

(B) With respect to any taxable period of the Partnership ending upon, or after, a Conversion Date, and after the application of Section 6.1(b)(iii)(A), all or a portion of the remaining items of Partnership income, gain, loss or deduction for such taxable period shall be allocated 100% to each Partner holding a Common Unit converted from a Series A Preferred Unit until each such Partner has been allocated an amount of income, gain, loss and deduction that increases or decreases, as the case may be, the Capital Account maintained with respect to such Common Unit converted from a Series A Preferred Unit to equal, as closely as possible, the Per Unit Capital Amount for a then Outstanding Common Unit (other than a Common Unit converted from a Series A Preferred Unit).

(C) With respect to any taxable period of the Partnership ending upon, or after, the exercise of a Warrant, and after the application of Sections 6.1(b)(iii)(A) and (B), all or a portion of the remaining items of Partnership income, gain, loss or deduction for such taxable period shall be allocated 100% to each Partner holding a Warrant Unit until each such Partner has been allocated an amount of income, gain, loss and deduction that increases or decreases, as the case may be, the Capital Account maintained with respect to such Warrant Unit to equal, as closely as possible, the Per Unit Capital Amount for a then Outstanding Common Unit (other than a Warrant Unit).

4.                                      Section 6.2 is hereby amended to add a new subsection (g) as follows:

(g)                                  If, as a result of an exercise of a Noncompensatory Option, a Capital Account reallocation is required under Treasury Regulation Section 1.704-1(b)(2)(iv)(s)(3), the General Partner shall make corrective allocations pursuant to Treasury Regulation Section 1.704-1(b)(4)(x).

5.                                      Article VI is hereby amended to add a new Section 6.4 as follows:

Section 6.4  Special Provisions Relating to the Series A Preferred Holders.

(a)                                 Except as otherwise provided in this Agreement, the holder of a Series A Preferred Unit shall have all of the rights and obligations of a Unitholder holding Series A Preferred Units hereunder; provided, however, that as of the close of business on a Conversion Date, the rights of a holder of converted Series A Preferred Units, in its capacity as such, shall cease with respect to such converted Series A Preferred Units and such holder (or such other Person to whom Common Units are issued upon such conversion) shall possess all of the rights and obligations of a Unitholder holding Common Units hereunder, including the right to vote as a holder of Common Units and the right to participate in allocations of income, gain, loss and deduction and distributions made with respect to Common Units; provided, however, that such converted Series A Preferred Units shall remain subject to the provisions of Section 6.1(b)(iii)(B) and Section 6.4(b).

(b)                                 A Unitholder holding a Common Unit that has resulted from the conversion of a Series A Preferred Unit pursuant to Section 5.8(b) shall not be issued a Common Unit, and shall not be permitted to transfer such Common Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Common Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit issued in the Initial Offering.  In connection with the condition imposed by this Section 6.4(b), the General Partner shall use commercially reasonable efforts to take whatever steps are required to provide economic uniformity to such Common Units in preparation for a transfer of such Common Units, including the application of Section 6.1(b)(iii)(B); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units; provided further that if the General Partner is unable to provide economic uniformity to such Common Units to be issued to any Series A Preferred Holder upon conversion of any Series A Preferred Units (each such applicable Common Unit, a “Series A Preferred Uniformity Failure Unit,” and each such event, a “Series A Preferred Uniformity Failure”) on or prior to the third (3rd) Trading Day after the Partnership’s receipt of a Conversion Notice with respect thereto, in additional to all other rights and remedies of such Series A Preferred Holder hereunder, (x) the Partnership shall deliver writing notice to such Series A Preferred Holder on or prior to such third (3rd) Trading Day of the occurrence of such Series A Preferred Uniformity Failure, (y) all references to the term “Triggering Event Conversion Price” shall replace all references to the term “Conversion Price” for all purposes hereunder with respect to such proposed conversion of Series A Preferred Units and each subsequent conversion of Series A Preferred Units hereunder and (z) if requested in writing by such Series A Preferred Holder, in lieu of delivering such Series A Preferred Uniformity Failure Units to such Series A Preferred Holder, such Conversion Notice shall be deemed null and void and such Series A Preferred Units shall not be converted at such time hereunder.  Within one (1) Trading Day after the Board of the General Partner determines that the Partnership is able to again issue and deliver to such Series A Preferred Holders, upon each subsequent conversion of Series A Preferred Units, Common Units that have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit issued in the Initial Offering (each, a “Series A Preferred Uniformity Cure Event”), the

Partnership shall deliver written notice to each Series A Preferred Holder of the occurrence of such Series A Preferred Uniformity Cure Event.

6.                                      Article VI is hereby amended to add a new Section 6.5 as follows:

Section 6.5  Special Provisions Relating to the Warrant Holders. A Unitholder holding a Warrant Unit shall not be issued such Warrant Unit, and shall not be permitted to transfer such Warrant Unit to a Person that is not an Affiliate of the holder until such time as the General Partner determines, based on advice of counsel, that each such Warrant Unit should have, as a substantive matter, like intrinsic economic and federal income tax characteristics, in all material respects, to the intrinsic economic and federal income tax characteristics of a Common Unit issued in the Initial Offering.  In connection with the condition imposed by this Section 6.5, the General Partner shall use commercially reasonable efforts to take whatever steps are required to provide economic uniformity to such Warrant Units in preparation for a transfer of such Warrant Units, including the application of Section 6.1(b)(iii)(C); provided, however, that no such steps may be taken that would have a material adverse effect on the Unitholders holding Common Units; provided further that if the General Partner is unable to provide economic uniformity to such Warrant Units to be issued to any holder of Warrants (each such applicable Warrant Unit, a “Warrant Uniformity Failure Unit,” and each such event, a “Warrant Uniformity Failure”) on or prior to the third (3rd) Trading Day after the Partnership’s receipt of an Exercise Notice (as defined in the Warrants) with respect thereto, in additional to all other remedies hereunder, pursuant to Section 2(g) of the Warrants, with respect to any exercise of the Warrant thereafter, the Company and the holder of Warrants hereby agree that the Exercise Price (as defined in the Warrants) of the Warrants in effect as of such exercise date shall automatically be reduced to the lower of (x) such Exercise Price in effect as of such exercise date and (y) the Triggering Event Conversion Price in effect as of such exercise date, mutatis mutandis.

B.                                    Agreement in Effect.  Except as hereby amended, the Partnership Agreement shall remain in full force and effect.

C.                                    Applicable Law.  This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. Nothing contained in this Amendment shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein (i) shall be deemed or operate to preclude any Series A Preferred Holder from bringing suit or taking other legal action against the Partnership in any other jurisdiction to collect on the Partnership’s obligations to such Series A Preferred Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of such Series A Preferred Holder or (ii) shall limit, or shall be deemed or construed to limit, any provision of Section 5.8(p) of the Partnership Agreement.  THE PARTNERSHIP AND THE SERIES A PREFERRED HOLDER EACH HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AMENDMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

D.                                    Severability.  If any provision of this Amendment is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Amendment so long as this Amendment as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

E.                                     Miscellaneous.  Notwithstanding anything herein to the contrary, all measurements and references related to Unit prices and Unit numbers herein shall be, in each instance, appropriately adjusted for Unit splits, combinations, distributions and the like.

F.                                      Ratification of Partnership Agreement.  Except as expressly modified and amended herein, all of the terms and conditions of the Partnership Agreement shall remain in full force and effect.

[Signatures on following page]

IN WITNESS WHEREOF, this Amendment has been executed as of the date first written above.

GENERAL PARTNER:

Emerge Energy Services GP LLC

By:	/s/ Warren Bonham
	Name:	Warren Bonham
	Title:	Vice President

AMENDMENT TO FIRST AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

EMERGE ENERGY SERVICES LP

EXHIBIT B

EMERGE ENERGY SERVICES LP

CONVERSION NOTICE

The undersigned hereby elects to convert the number of Series A Preferred Units (“Series A Preferred Units”) of Emerge Energy Services LP, a Delaware limited partnership (the “Partnership”), indicated below into common units (“Common Units”) of the Partnership, according to the conditions hereof, as of the date written below.  If Common Units are to be issued in the name of a person other than the holder of such Series A Preferred Units, such holder will pay all transfer taxes payable with respect thereto and will deliver such certificates and opinions as may be required by the Partnership or its transfer agent.  No fee will be charged to the holders for any conversion, except for any such transfer taxes.

Date of Conversion:

Aggregate number of Series A Preferred Units to be converted

Aggregate Stated Value of such Series A Preferred Units to be converted:

Aggregate accrued and unpaid distributions with respect to such Series A Preferred Units to be converted:

AGGREGATE CONVERSION AMOUNT TO BE CONVERTED:

Please confirm the following information:

Conversion Price:

Number of Common Units to be issued:

Please issue the Common Units into which the applicable Series A Preferred Units are being converted to holder, or for its benefit, as follows:

☐ Check here if requesting delivery as a certificate to the following name and to the following address:

Issue to:

☐ Check here if requesting delivery by Deposit/Withdrawal at Custodian as follows:

DTC Participant:

DTC Number:

Account Number:

Date: ,

Name of Registered Holder

By:
Name:
Title:

Tax ID:

Facsimile:

E-mail Address:

EXHIBIT C

ACKNOWLEDGMENT

The Partnership hereby acknowledges this Conversion Notice and hereby directs                   to issue the above indicated number of Common Units in accordance with the Transfer Agent Instructions dated              , 20   from the Partnership and acknowledged and agreed to by                         .

EMERGE ENERGY SERVICES LP

By:	EMERGE ENERGY SERVICES GP LLC,
its general partner

By:
Name:
Title: